As filed with the Securities and Exchange Commission on October 14, 2021

Registration No. 333—[_]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iCoreConnect, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	2833	13-4182867
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3554 W. Orange Country Club Drive, Suite 220Winter Garden, Florida 34787

(888) 810-7706

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert McDermott

Chief Executive Officer

iCoreConnect, Inc.

3554 W. Orange Country Club Drive, Suite 220

Winter Garden, Florida 34787

(888) 810-7706

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Snyderburn, Esquire K. Michael Swann, Esquire Snyderburn, Rishoi & Swann, LLP 1920 North Orange Avenue, Suite 200 Orlando, Florida 32804 (407) 647-2005

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Securities to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(2)
Total Common Stock to be Offered for Resale by Selling Stockholders assuming exercise of all warrants.	9,100,000 Shares			$189.81
Partial Common Stock to be Offered for Resale by Selling Stockholders assuming first exercise	4,550,000 Shares	$0.20	$910,000	$84.36
Partial Common Stock to be Offered for Resale by Selling Stockholders assuming second exercise	4,550,000 Shares	$0.25	$1,137,500	$105.45

(1) Represents (i) 9,100,000 shares of common stock par value $0.001 that may be sold by the Selling Stockholders named in this Registration Statement (the “Selling Stockholders”) that we may issue to the Selling Stockholders pursuant to warrant agreements, by and between the Registrant and the Selling Stockholders (the “Warrant Agreements”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2) The Warrant Agreements provide 4,550,000 shares of common stock may first be issued at an exercise price of $0.20 and 4,550,000 shares of common stock may then be issued at an exercise price of $0.25. There are five Warrant Agreements with five different Selling Stockholders granting issuance of shares of common stock ranging from 2,600,000 shares to 1,300,000 shares.

(3)The Registrant may receive up to a maximum of $2,047,000 from the Selling Stockholders from the exercise of the warrants. The Registrant will not receive any proceeds from the sale of shares by the Selling Stockholders.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell-these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 14, 2021

PROSPECTUS

9,100,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 9,100,000 shares of our common stock par value $0.001 by Selling Stockholders, Tysadco Partners, LLC, First Fire Global Opportunities Fund, LLC, Jefferson Street Capital, LLC, Lucas Ventures, LLC and GS Capital Partners, LLC. Collectively referred to in this prospectus as the Selling Stockholders.

The shares of common stock being offered by the Selling Stockholders may be issued pursuant to the Warrant Agreements that we entered into between April 16, 2021 and May 12, 2021 which we refer to in this prospectus as the Warrant Agreements. Please refer to the section of this prospectus entitled “Warrant Agreement Transactions” for a description of the Warrant Agreements and the section entitled “Selling Stockholders” for additional information regarding the Selling Stockholders. The prices at which Selling Stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of those shares but will receive proceeds from the Selling Stockholders upon the exercise of the warrants which will be used for working capital.

The Selling Stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution.” The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Each Selling Stockholder, individually, is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Our common stock issued is traded on the OTCQB under the symbol “ICCT.” On October 8, 2021, the last reported sale price of our common stock on the OTCQB was $0.096.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2021

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The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.icoreconnect.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Shares offered hereunder.

Unless the context otherwise requires, the terms “iCore,” “we,” “us,” and “our” in this prospectus refer to iCoreConnect, Inc., and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to this Registration Statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors”.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all the information presented in this prospectus particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

Company Overview

The Company.

iCoreConnect, Inc. (the “Company”) is a Nevada corporation, with its principal place of business being located at 3554 West Orange Country Club Drive, Suite 220, Winter Garden, Florida 34787. The Company has, over time, moved into a diversified cloud-based technology Company, with its mission to operate a revenue generating business, while continuing to evaluate potential acquisition candidates operating in the cloud- based communications field.

The Company builds secure cloud-based HIPAA compliant communications systems, productivity and technology framework software focused on healthcare. Our core technology can be adopted to other vertical markets that require a high degree of secure data communication, such as the legal, financial and education fields. In addition, as a result of a recent acquisition of several IT service Companies, the Company is now able to use preventive measures to keep computers and networks operational while data is accessible and safeguarded.

COVID-19 Pandemic Update.

The ongoing outbreak of Coronavirus (COVID-19) has caused significant disruptions to national and global economies and government activities. However, during this time, we have continued to conduct our operations to the fullest extent possible, while responding to the outbreak with actions that include:

•	coordinating closely with our customers;

•	instituting various aspects of our business continuity programs;

•	planning for and working aggressively to mitigate disruptions that may occur; and

As such, we have experienced quarter-over-quarter revenue increases for the quarters ended June 30, 2021, and June 30, 2020, as our customers face a greater need and willingness to spend on HIPPA compliant cloud-based software as a service. While we cannot guarantee this trend will continue, we believe our customers have prioritized their budgets towards IT spending creating a more robust customer demand for remote enablement using cloud-based technology.

The pandemic has not had a substantial net impact to our consolidated operating results or our liquidity position so far in fiscal year 2021. In addition, increased demand for our cloud-based services has resulted in our increased need for additional funding. We continue to meet our short-term liquidity needs from revenue derived from product sales supplemented with proceeds from issuances of debt and equity, and we expect to continue to access to the capital markets. To date in fiscal year 2021, we have not observed any impairments of our assets or a significant change in the fair value of assets due to the pandemic. We intend to continue to work with our employees and customers to implement safety measures to ensure that we are able to continue selling our products and services.

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However, given the global economic slowdown, and the other risks and uncertainties associated with the pandemic, our business, financial condition, results of operations and growth prospects could be materially adversely affected. The extent to which the COVID-19 pandemic impacts our business, our corporate development objectives, our ability to access capital and the value of and market for our common stock par value $0.001 per share (the “Common Stock”), will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and other countries, and the effectiveness of actions taken globally to contain and treat the disease.

Business environment and trends.

Cloud based technology relying upon Software as a Service (“SaaS”) and Managed Software as a Service (“MSaaS”) is currently experiencing substantial growth. For example, these offerings in the medical healthcare field for Electronic Health Records (“EHR”) is rapidly growing due to government mandates for improving the use of certified electronic health record technology (“CEHRT.”)  Medical professionals, hospitals governments, corporations and individuals are recognizing the growing need to utilize technology for more effective delivery of healthcare information. Our goal is to target the users of EHR to gain market share growth in the EHR market through the use of cloud-based technology and to expand our offerings into other business sectors.

Opportunities and plan of operations.

We believe that our products, both services and software, and the products we intend to develop as part of our extensive product road map, positions us to be one of the leading providers of cloud-based services for offerings related to the SaaS and MSaaS markets.

Competitive Strengths.

The key advantages of our products and services include:

1.

Secure, private, scalable and reliable. Our services have been designed to provide our customers with privacy and high levels of performance, reliability and security. We have built, and continue to invest in, a comprehensive security infrastructure, including firewalls, intrusion detection systems, and encryption for transmission over the Internet, which we monitor and test on a regular basis. We have built and maintain a multi-tenant application architecture that has been designed to enable our service to scale securely, reliably and cost effectively. Our multi- tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously.

2.

Rapid deployment and lower total cost of ownership. Our services can be deployed rapidly since our customers do not have to spend time procuring, installing or maintaining the servers, storage, networking equipment, security products or other hardware and software. We enable customers to achieve up-front savings relative to the traditional enterprise software model. Customers benefit from the predictability of their future costs since they generally pay for the service on a per subscriber basis for the term of the subscription contract.

3.

High levels of user adoption. We have designed our products and services to be intuitive and easy to use. Our products and services contain many tools and features recognizable to users of popular consumer web services, so users have a more familiar user experience than typical EHR applications. As a result, our users can often use and gain benefit from our solutions with minimal training. We have also designed our products and services to be used on popular mobile devices, making it possible for people to conduct business from their smartphones or tablets.

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Competitive Strategy.

Key elements of our strategy include:

1.

Extending existing service offerings. We offer patient billing, processing and coding functions to meet the needs of customers with differing health care disciplines and have designed our solutions to easily accommodate new features and functionality. We continually look to improve our products and services by adding new features, functions and increased security through our own development, acquisitions and partnerships.

2.

Expanding existing customer relationships. We see significant opportunity to deepen our relationships with our existing customers. As our customers realize the benefits of our products and services, our goal is to provide additional value-added products and services.

3.

Expanding into new horizontal markets. As part of our growth strategy, we are delivering innovative solutions in new categories, including analytics, claims coding and processing, and electronic prescribing. We drive innovation both organically and through acquisitions.

4.	Targeting vertical markets. We also provide solutions specifically built for other vertical industries such as finance, education, legal and government sectors.

5.

Extending our market capabilities. We believe that our offerings provide significant value for businesses of any size. We continue to pursue businesses of all sizes and industries through our direct sales force and partnerships. We plan to increase the number of direct sales professionals we employ and intend to develop additional distribution channels for our products and services.

In addition to the key elements of our business strategy described above, from time to time, we evaluate opportunities to acquire or invest in complementary businesses, services and technologies, and intellectual property rights.

Corporate Information And History

About the Company.

The Company, a Nevada Corporation, develops and markets secure cloud-based Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) compliant software as a service (“SaaS”) focused on compliance, workflow, insurance reimbursement and electronic health records systems. The Company also offers information technology (“IT”) managed services and managed software as a service (“MSaaS”) under recurring revenue subscriptions and other professional services related to IT installation, repair and maintenance that are generally non-nonrecurring in nature. Our customers are primarily health care related enterprises. However, our core services technology can be adopted to other vertical markets that require managed IT services as well as a high degree of secure data communication, such as the legal, financial, government and education sectors.

Software as a Service (SaaS) Offerings.

The Company’s SaaS offerings are focused on compliance, workflow/productivity, revenue reimbursement and electronic health records systems. The Company currently markets secure HIPAA compliant cloud-based software as a service (SaaS) offering under the names of iCoreExchange, iCoreCodeGenius, iCoreSecure, iCoreMD, iCoreDental, iCoreMobile, iCoreHuddle, iCoreRx, iCorePDMP, iCoreEPCS, and iCorePay and. The Company’s software is sold under annual recurring revenue subscriptions.

IT Managed Services.

The trend in IT Services companies for over a decade has been to move away from a “Break/Fix” model to a “Managed Service Provider (MSP)” model with recurring revenue. The MSP approach, by using preventative measures, keeps computers and networks operational while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are repaired or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost.

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THE OFFERING

Common Stock Being Offered by the Selling Stockholders	•	9,100,000 shares of common stock consisting of:

	•	4,550,000 shares issued to Selling Stockholders pursuant to the Warrant Agreements assuming a warrant exercise price of $0.20

	•	4,550,000 shares of common stock issued to Selling Stockholders pursuant to the Warrant Agreements assuming a warrant exercise price of $0.25

Common Stock Outstanding Before the Offering	•	155,030,295 shares (as of October 1, 2021)

Common Stock Outstanding After the Offering	•

164,130,295 shares (assuming the issuance after the date of this prospectus by us to Selling Stockholders pursuant to the Warrant Agreements described below of all of the shares that are being offered by this prospectus).

Use of Proceeds	•

Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, we may receive in the aggregate gross proceeds of up to $2,047,500 from the exercise price paid by the Selling Stockholders pursuant to the Warrant Agreements described below. Any proceeds from Selling Stockholders that we receive under the Warrant Agreements are expected to be used for general corporate purposes, which may include, without limitation working capital and general and administrative expenses.

Risk Factors	•

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTCQB Symbol	“ICCT”

From April 16, 2021 to May 12, 2021, we entered into five Warrant Agreements with the Selling Stockholders. We have made two amendments to such Warrant Agreements to correct the name of the warrant holder. See the “Warrant Agreements” for additional information regarding the terms of the Warrant Agreements that we entered into with Selling Stockholders.

We do not know what the purchase price per share for our common stock will be and therefore cannot be certain as to the number of shares we might issue to Selling Stockholders, if any, under the Warrant Agreements after the date of this prospectus.

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Summary Risks.

Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware of before you decide to buy our common stock. In particular, you should carefully consider following risks, which are discussed more fully in “Risk Factors” beginning on page 11 of this prospectus:

•

We have experienced delays as a direct result of the novel COVID-19 Coronavirus (“COVID-19”) and may also experience payment delays from customers if they are negatively impacted by COVID-19. While we have implemented business continuity plans designed to address and mitigate the current and future impact of COVID-19, such effects are unpredictable and there is no guarantee our efforts will mitigate the negative effects the COVID-19 may continue to have on our business and results of operations;

•	We have incurred losses for the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021;

•	We require substantial funds to expand our business and meet our product demand;

•	We may pursue acquisitions, joint ventures or other growth opportunities, which could present unforeseen integration obstacles or costs and could dilute our stockholders;

•	We may have difficulty in entering into and maintaining strategic alliances with third parties;

•

We generate substantially all of our revenue from the sale of our services and software products, and related installation, training, and maintenance services, and any significant reduction in sales of these products or services would materially harm our business

•	Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition;

•	We operate in a highly competitive industry;

•	If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed;

•

We receive a significant portion of our revenues from annual subscription services and the failure of these customers to renew subscriptions or the failure to collect a receivable from them could adversely affect our operations and financial position;

•	We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively;

•	We are controlled by, and dependent upon, our management;

•	Our business is geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate;

•	Our facilities and information systems could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations;

•	Decreases in, or stagnation of, spending or changes in the spending policies or budget priorities of our customers including healthcare providers may have a material adverse effect on our revenue;

•	We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business;

•	Our business may suffer if it is alleged or determined that our technology or another aspect of our business infringes the intellectual property of others;

•	If we are unable to anticipate customer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability

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•	We may be unable to keep pace with changes in technology as our business and market strategy evolves;

•

Future sales of our common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our common stock;

•	The market price of our common stock may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly;

•	Certain provisions of Nevada law may have anti-takeover effects;

•	We have no intention of declaring dividends on our common stock in the foreseeable future;

•

We have discovered weaknesses in our internal controls.

We are currently negotiating with a shareholder who is claiming that we have defaulted on loans obligating us to pay $863,274. The shareholder is seeking to foreclose on our assets. We believe the claim has no merit and have retained counsel in Arizona to enjoin the foreclosure proceeding. We have provided the shareholder with proof of our payment of all sums claimed to be due and owing and that such amounts that were not paid were released pursuant to a Recapitalization Agreement dated November 1, 2016. We believe we will ultimately prevail in the matter but if we were to be unsuccessful in resolving the matter and our assets were foreclosed, it would have a material adverse effect on our ability to continue to operate as a company.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the following risks and other information included in this prospectus before you decide whether to buy our common stock. The following risks may adversely affect our business, financial condition, and operating results. As a result, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to This Offering

The sale or issuance of our common stock to Selling Stockholders will cause dilution and the sale of the shares of common stock acquired by Selling Stockholders, or the perception that such sales may occur, could cause the price of our common stock to fall.

Upon the exercise of the Warrant Agreements, we will issue 9,100,000 shares of common stock to the Selling Stockholders for an aggregate exercise price of $2,047,500. The issuance of these shares will result in dilution to our existing shareholders. The purchase price for the shares that may be sold by the Selling Stockholders under the Warrant Agreements will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. The Warrant Agreements provide the Selling Stockholders may exercise the right to acquire shares for a period of five (5) years from the date of the Warrant Agreements.

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We do not have the right to control the timing and amount of any future sales of our shares to Selling Stockholders. Additional sales of our common stock, if any, by the Selling Stockholders will depend upon market conditions and other factors to be determined by the Selling Stockholders. The Selling Stockholders may elect to sell all, some, or none of the Warrant shares of our common stock that may be available for them to sell pursuant to the Warrant Agreements. If and when they do sell shares, after the Selling Stockholders have acquired the shares, the Selling Stockholders may resell all or some of those shares at any time or from time to time in their discretion. Therefore, the issuance of shares to the Selling Stockholders if exercised could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock by the Selling Stockholders, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not be able to access the full amounts available under the Warrant Agreements, since the Selling Stockholders have no obligation to exercise the Warrants, which could have an adverse effect on our business.

At June 30, 2021, we had cash of $846,039. We had an accumulated deficit of $78,946,052 at June 30, 2021, and at December 31, 2020, an accumulated deficit of $77,831,081. We have generated significant losses to date and expect to continue to incur significant operating losses. To date, our revenue from operations have been insufficient to support our operational activities and which has been supplemented by the proceeds from the issuance of securities. There is no guarantee that additional equity, debt or other funding will be available to us on acceptable terms, or at all.

Our ability to receive proceeds from the Selling Stockholders from the exercise of the Warrants is contingent upon the Selling Stockholders exercising the right to acquire our shares at a price of $0.20 per share for 4,550,000 shares and $0.25 per share for 4,550,000 shares. The Selling Stockholders may exercise for all or a portion our shares under the Warrant Agreements. Due to the contingent nature of us receiving proceeds from the exercise of the warrants, there is no assurance that we will receive proceeds from the Warrant Agreements.

Our inability to access a portion or the full amount available under the Warrant Agreements, in the absence of any other financing sources, could have a material adverse effect on our business.

It is not possible to predict the actual number of shares we will sell under the Warrant Agreements to the Selling Stockholders, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Warrant Agreements and compliance with applicable law, the Selling Stockholders have discretion to deliver notices to us at any time throughout the term of the Warrant Agreements. The actual number of shares that are sold to the Selling Stockholders will depend on a number of factors, including the market price of the common stock during the period of time the Warrants may be exercised. The Selling Stockholders have no obligation under the Warrant Agreements to exercise the warrants.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the sale of our common stock pursuant to the terms of the Warrant Agreements, the Selling Stockholders will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made in future transactions.

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Risks Related to Our Business, Operations and Financial Condition

We have incurred losses for the years ended December 31, 2020 and 2019 and the quarter ended June 30, 2021 and there can be no assurance that we will generate net income.

For the year ended December 31, 2020 and 2019 we had a net loss of $3,238,330 and $3,380,000, respectively. For the quarter ended June 30, 2021 we had a net loss of $302,057. There can be no assurance that our losses will not continue in the future, even if our revenues and expenditures for the products and services we sell increase. In addition, as of June 30, 2021, the Company had an accumulated deficit of approximately $78,946,052 and negative working capital of approximately $2,072,335. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern.

Our recurring losses from operations and net capital deficiency raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements for the years ended December 31, 2020, and 2019 do not include any adjustments that might result from the outcome of this uncertainty and contemplate the realization of assets and the settlement of liabilities and commitments in the normal course of business. The report of our independent registered public accounting firm for the years ended December 31, 2020 and 2019 included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of the investment in our company.

Our business has been impacted by the COVID-19 pandemic.

With the global spread of the ongoing novel coronavirus (“COVID-19”) pandemic in 2020, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our employees and business. While our sales have not declined and in fact have increased significantly during the quarters ended June 30, 2021, and June 30, 2020, in part as a result of the COVID-19 pandemic, as health care providers and systems have sought to operate remotely during this pandemic. In addition, we could experience payment delays from customers if they are negatively impacted by the pandemic. The business of our suppliers and other commercial partners, our corporate development objectives and the value of and market for our common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and other countries, and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown and the other risks and uncertainties associated with the pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties which we face.

We have a limited operating history for which you can evaluate our business.

Because we have a limited operating and revenue generating history, we do not have significant historical financial information on which to base planned revenues and operating expenses. Revenues for the years ended December 31, 2020 and December 31, 2019, were $2,123,587 and $1,014,000, respectively. We expect to experience fluctuations in future quarterly and annual operating results that may be caused by many factors, including:

•	merger and acquisition activity;
•	our ability to achieve significant sales for our products and services;
•	the cost of technology, software and other costs associated with the production and distribution of our products and services;
•	the size and rate of growth of the market for Internet products and online content and services;
•	the potential introduction by others of products that are competitive with our products;
•	the unpredictable nature of online businesses and e-commerce in general; and
•	the general economic conditions in the United States and worldwide.

Any investor should evaluate us considering the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles

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We require substantial funds to expand our business.

We will require substantial funds to finance our operations and future acquisitions and pay our accounts payable to our vendors, as well as to build our marketing and sales staff. If we do not succeed in raising additional funds on acceptable terms, we may be unable to expand our business and could default in payment of certain of our obligations. There can be no assurance that such financing will be available and that the equity interests of all of our stockholders would not be substantially diluted.

We have disclosed a material weakness in our internal control over financial reporting relating to our accounting procedures in 2019. As of December 31, 2020 and June 30, 2021 our management concluded our internal control over financial reporting was effective. If our management should identify a material weakness in our internal control over financial reporting in the future this could adversely affect our ability to report our financial condition, results of operations or cash flows accurately and on a timely basis.

In the course of completing its assessment of internal control over financial reporting as of December 31, 2019, management identified a material weakness, relating to the number of personnel available to serve the Company’s accounting function. Specifically, management believed that we may not have been able to adequately segregate responsibility over financial transaction processing and reporting. Although we were unable to remediate the material weakness with current personnel, we were able to mitigate its potential impact, primarily through the greater involvement of senior management in the review and monitoring of financial transaction processing and financial reporting. Furthermore, we have hired a new Chief Financial Officer, who reports directly to the Chief Executive Officer and will be responsible for internal controls.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework set forth in the report entitled Internal Control—Integrated Framework published by the Committee of Sponsoring Organizations of the Treadway Commission, known as “COSO” (2013 Framework). Based on this assessment, management has concluded that, as of June 30, 2021, our internal control over financial reporting was effective.

We have outstanding convertible promissory notes which may result in further dilution to our stockholders if converted to shares of our common stock.

We have issued $1,500,000 of convertible promissory notes that permit the note holder to convert the note into shares of common stock of our Company. In addition, some of the note holders have been issued warrants that may also be exercised for shares of common stock in our Company. In the event the promissory notes are converted and the warrants are exercised there will be further dilution to our existing stockholders.

We have pursued and may continue to pursue acquisitions, joint ventures or other growth opportunities, which could present unforeseen integration obstacles or costs and could dilute our stockholders. We may also face competition in our acquisition strategy, and such competition may limit our number of proposed acquisitions, joint ventures and other growth opportunities.

We recently acquired all of the assets of Spectrum Technology Solutions, LLC, ClariCare, Inc., Computer Plumber, LLC doing business as TrinIT, Heyns Unlimited LLC, doing business as Advantech and BCS Tech Center, Inc. and have explored a wide range of proposed acquisitions, joint ventures and other growth ventures with other software technology companies that have interests in related businesses or other strategic opportunities. The process of integrating any acquired business, including Spectrum Technology Solutions, LLC, ClariCare, Inc., TrinIT, Advantech and BCS Tech Center, Inc., may create unforeseen operating difficulties and expenditures and is itself risky. Any future acquisitions, joint ventures or other growth opportunities will be subject to a number of challenges, including:

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diversion of management time and resources as well as a shift of focus from operating the businesses to issues related to integration and administration, which could result in the potential disruption of our ongoing business;

•

the need to integrate each company’s accounting, management, information, human resources and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

•	the need to implement controls, procedures and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures and policies;
•	difficulties in maintaining uniform standards, controls, procedures and policies
•	difficulties in managing operations in widely disparate time zones;

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•

potential unknown liabilities associated with acquired businesses, including liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities;

•	difficulty retaining key alliances on attractive terms with partners and suppliers
•	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, future prospects or the direction or culture of the business;
•

in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic; currency, political, and regulatory risks associated with specific countries; and

•	in some cases, the need to transition operations, end-users, and customers onto our existing platforms.

Failure to manage expansion effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of any or all of our acquisitions or may not realize them in the time frame expected. Future acquisitions or mergers may require us to issue additional equity securities, spend our cash, or incur debt, and amortization expenses related to intangible assets or write-offs of goodwill, any of which could adversely affect our results of operations.

We may have difficulty in entering into and maintaining strategic alliances with third parties.

We have entered into and we may continue to enter into strategic alliances with third parties to gain access to new and innovative technologies and markets. These parties are often large, established companies. Negotiating and performing under these arrangements involves significant time and expense, and we may not have sufficient resources to devote to our strategic alliances, particularly those with companies that have significantly greater financial and other resources than we do. The anticipated benefits of these arrangements may never materialize and performing under these arrangements may adversely affect our results of operations.

We generate substantially all of our revenue from our cloud-based products (SaaS and MSaaS) and related services and any significant reduction in sales of these products or services would materially harm our business.

For the six months ended June 30, 2021 and 2020, we generated approximately 84% and 80% of our revenue, respectively, from subscription revenue related to SaaS and MSaaS products. Any material decrease in the demand for our products and services would significantly reduce our revenue. If any of our competitors introduces attractive alternatives to our products or services, we could experience a significant decrease in sales as customers migrate to those alternative products and services.

Our working capital requirements and cash flows are subject to fluctuation, which could have an adverse effect on our financial condition.

If we are unable to manage fluctuations in cash flow, our business, operating results and financial condition may be materially adversely affected. Our working capital requirements and cash flows have historically been, and are expected to continue to be, subject to fluctuations, depending on a number of factors. Factors which could result in fluctuations in our working capital and cash flows include:

•	the quantity of product and service sales revenue achieved;
•	the margins achieved on sales of products and services;
•	the timing and collection of receivables;
•	the timing and size of inventory and related component purchases; and
•	the timing of payment on payables and accrued liabilities.

We operate in a highly competitive industry.

The cloud based technology industry in which we operate is highly competitive and characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of cloud-based technologies and combinations of them. We face substantial competition from developers, manufacturers and distributors of cloud based products and solutions using SaaS and MSaaS offerings.

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Many of these competitors have, and our potential competitors may have, significantly greater financial and other resources than we do and have spent, and may continue to spend, significant amounts of resources to try to enter or expand their presence in the market. We may not be able to compete effectively against these current and future competitors. Increased competition or other competitive pressures have and may continue to result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

Competitors may be able to respond to new or emerging technologies and changes in customer requirements more effectively and faster than we can or devote greater resources to the development, promotion and sale of products than we can. Current and potential competitors may establish cooperative relationships among themselves or with third parties, including through mergers or acquisitions, to increase the ability of their products to address the needs of customers. If these competitors or other substitute or alternative technology competitors acquire significantly increased market share, it could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to continually enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner, our business will be harmed.

Our future success will depend upon our ability to enhance our products and to develop, introduce and sell new technologies and products offering enhanced performance and functionality at competitive prices and in a timely manner and market acceptance of any new products. If we are unable, for any reason, to enhance, develop, introduce and sell new products in a timely manner, or at all, in response to changing market conditions or customer requirements or otherwise, our business will be harmed.

The development of new technologies and products involves time, substantial costs and risks. Our ability to successfully develop new technologies will depend in large measure on our ability to maintain a technically skilled research and development staff and to adapt to technological changes and advances in the industry. The success of new product introductions depends on a number of factors, including timely and successful product development, market acceptance, the effective management of our subscription services in line with anticipated customer demand, the availability of components in appropriate quantities and costs to meet anticipated demand, the risk that new products may have quality or other defects and our ability to manage distribution and production issues related to new product introductions. If we are unsuccessful in selling the new products that we develop and introduce, or any future products that we may develop, we may have reduced available working capital for the development of other new technologies and products.

We receive a significant portion of our revenues from one year subscriptions, the failure of these customers to renew their subscription could adversely affect our operations and financial position.

We derive most of our revenue from subscriptions to our cloud-based SaaS and MSaaS offerings. Subscription revenue related to SaaS and MSaaS offerings account for 84% and 80% of our total revenue for the six months ended June 30, 2021 and 2020. We sell multiple offerings at different base prices on a subscription basis to meet the needs of the customers we serve. Most of our customers’ subscriptions are one year or less in duration. The failure of these customers to renew their subscription could adversely affect our operations and financial position.

We rely on highly skilled personnel, and, if we are unable to attract, retain or motivate qualified personnel, we may not be able to operate our business effectively.

If any of our employees leaves us, and we fail to effectively manage a transition to new personnel, or if we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, financial condition and results of operations could be adversely affected. Our success depends in large part on continued employment of senior management and key personnel who can effectively operate our business, as well as our ability to attract and retain skilled employees. Competition for highly skilled management, technical, research and development and other employees is intense in the cloud-based technology industry and we may not be able to attract or retain highly qualified personnel in the future. In making employment decisions, particularly in the cloud-based technology industry, job candidates often consider the value of the equity awards they would receive in connection with their employment.

Inasmuch as our products are sold in many states throughout the United States, our employment needs include the hiring of skilled employees in several states and we are subject to the employment laws of these states. Our long-term incentive programs may not be attractive enough or perform sufficiently to attract or retain qualified personnel.

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Our success also depends on our having highly trained financial, technical, recruiting, sales and marketing personnel. We will need to continue to hire additional personnel as our business grows. A shortage in the number of people with these skills or our failure to attract them to our Company could impede our ability to increase revenues from our existing products and services, ensure full compliance with federal and state regulations, or launch new product offerings and would have an adverse effect on our business and financial results.

Our business operations are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.

Historically, our business operations have been located primarily throughout the Southeast region of the United States. While we have expanded our business to new geographic areas, we are still highly concentrated in the United States. Because we derived all of our total revenues on a consolidated basis for the years ended December 31, 2020 and 2019 and the six months ended June 30, 2021 from our operations in the United States, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in the United States. If we are unable to identify and successfully manage or mitigate these risks, our businesses, financial condition, results of operations and prospects could be materially adversely affected.

Risks Related To Our Industry And Regulations

Under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), we could face potential liability related to the privacy of health information we obtain.

We believe that we meet the HIPAA requirements currently in effect that are applicable to our internal operations and our clients. However, if we are unable to deliver application solutions that achieve or maintain compliance with the applicable HIPAA rules in effect, or as they may be modified or implemented in the future, then customers may move their business to application solution providers whose systems are, or will be, HIPAA compliant. As a result, our business could suffer.

If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers, or third-party service partners, are breached, and unauthorized access is obtained to a customer’s data, our data or our IT systems, our services may be perceived as not being secure, customers may curtail or stop using our services, and we may incur significant legal and financial exposure and liabilities.

Our services involve the storage and transmission of our customers’ patient’s health and other sensitive data, including personally identifiable information. Security breaches could expose us to a risk of loss of this information, litigation and possible liability. While we have security measures in place, they may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to our IT systems, our customers’ data or our data, including our intellectual property and other confidential business information. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user-names, passwords or other information in order to gain access to our customers’ data, our data or our IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, our customers may authorize third-party technology providers to access their customer data, and some of our customers may not have adequate security measures in place to protect their data that is stored on our services. Because we do not control our customers or third-party technology providers, or the processing of such data by third-party technology providers, we cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to our systems and supporting services. Any security breach could result in a loss of confidence in the security of our software, damage our reputation, negatively impact our future sales, disrupt our business and lead to legal liability.

Our ability to deliver our software is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that are highly fragmented and distributed by design. This infrastructure is run by a series of independent third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (“ICANN”) and the Internet Assigned Numbers Authority (“IANA,”) now under the stewardship of ICANN.

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Even though the Internet has never experienced an outage, some providers to portions of its infrastructure have experienced outages and other delays as a result of damages, denial of service attacks or related cyber incidents, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage or result in fragmentation of the Internet, resulting in multiple separate Internets. These scenarios are not under our control and could reduce the availability of the Internet to us or our customers for delivery of our Internet-based services. Any resulting interruptions in our services or the ability of our customers to access our services could result in a loss of potential or existing customers and harm our business.

An information security incident, including a cyber security breach, could have a negative impact to the Company’s business or reputation.

To meet business objectives, the Company relies on both internal information technology (IT) systems and networks, and those of third parties and their vendors, to process and store sensitive data, including confidential research, business plans, financial information, intellectual property, and personal data that may be subject to legal protection. The extensive information security and cyber security threats, which affect companies globally, pose a risk to the security and availability of these IT systems and networks, and the confidentiality, integrity, and availability of the Company’s sensitive data. The Company continually assesses these threats and makes investments to increase internal protection, detection, and response capabilities, as well as ensure the Company’s third party providers have required capabilities and controls, to address this risk. To date, the Company has not experienced any material impact to the business or operations resulting from information or cyber security attacks; however, because of the frequently changing attack techniques, along with the increased volume and sophistication of the attacks, there is the potential for the Company to be adversely impacted. This impact could result in reputational, competitive, operational or other business harm as well as financial costs and regulatory action.

Risks Related To Our Intellectual Property And Technology

Our business could suffer if we are unable to protect our intellectual property rights or are liable for infringing the intellectual property rights of others.

We have certain trademarks, trade dress, trade secrets and other similar intellectual property which are significant to our success, and we rely upon related law, trade secret protection, and other confidentiality and license agreements with our employees, strategic partners, and others to protect our proprietary rights to the extent such protection is available and enforceable. Such protection has only limited effectiveness. The development of the Internet has also increased the ease with which third parties can distribute our copyrighted material without our authorization.

We may seek to pursue the registration of trademarks, trade dress and trade secrets in the United States and, based upon anticipated use, in certain other countries. We may not be entitled to the benefits of any such registration for an extended period due to the cost and delay in effecting such registration. In addition, effective trademark and trade secret protection may not be available in every country in which our products are available. We expect that we may license, in the future, elements of our trademarks, trade dress and other similar proprietary rights to third parties. Further, we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks and intellectual property rights of third parties by us and our licensees.

Other parties may assert claims of infringement of intellectual property or other proprietary rights against us. These claims, even if without merit, could require us to expend significant financial and managerial resources. Furthermore, if claims like this were successful, we might be required to change our trademarks, alter our content or pay financial damages, any of which could substantially increase our operating expenses. We also may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable.

We may not be able to obtain patents or other intellectual property rights necessary to protect our proprietary technology and business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow us to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around our patents or develop products similar to our products that are not within the scope of their patents.

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Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain patents may expire and, thereafter, the underlying technology of such patents can be used by any third-party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management’s attention from other business matters. We cannot assure that any of the issued patents or pending patent applications will provide any protectable, maintainable or enforceable rights or competitive advantages to us.

In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

•	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;
•	our confidentiality agreements will not be honored or may be rendered unenforceable;
•	third parties will independently develop equivalent, superior or competitive technology or products;
•

disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or

•	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could:

•	adversely affect our relationships with current or future distributors and resellers of our products;
•	adversely affect our reputation with customers;
•	be time-consuming and expensive to evaluate and defend;
•	cause product shipment delays or stoppages;
•	divert management’s attention and resources;
•	subject us to significant liabilities and damages;
•	require us to enter into royalty or licensing agreements; or
•	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected, and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

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If we are unable to anticipate customer preferences and successfully develop attractive products, we might not be able to maintain or increase our revenue or achieve profitability.

If we are unable to introduce new products or technologies in a timely manner or our new products or technologies are not accepted by our customers, our competitors may introduce more attractive products which would adversely impact our competitive position. Failure to respond in a timely manner to changing consumer preferences could lead to, among other things, lower revenues. Our success depends on our ability to identify and originate product trends as well as to anticipate and react to change demands and preferences of customers in a timely manner.

We may be unable to keep pace with changes in technology as our business and market strategy evolves.

There can be no assurance that we will be able to respond successfully to technological change. We will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures.

The loss of key management personnel could adversely affect our business.

Our business is significantly dependent upon, Robert McDermott our President and Chief Executive Officer, who is primarily responsible for our day-to-day operations and we believe our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. We cannot guarantee continued service by our key executive officers. We do not maintain key man life insurance on our executive officers but are currently seeking to acquire key man insurance. The loss or limitation of the services of any of our executive officers or the inability to attract additional qualified management personnel could have a material adverse effect on our business, financial condition, or results of operations.

Our Chief Executive Officer has significant influence over us.

Our Chief Executive Officer is one of the six members of the Board of Directors and has the ability to significantly influence our business affairs.

Risks Related to Our Common Stock

An entity controlled by a current shareholder has threatened to foreclose on our assets. We believe the claim has no merit but if successful, we would be unable to continue operating as a company.

An entity controlled by a current shareholder has threatened to foreclose on our assets pursuant to a Uniform Commercial Code filing. The shareholder is claiming that it loaned funds to the company in the amount of $863,274 which have not been repaid and further claims the loans were secured by all of the assets of our company. We have retained counsel in Arizona where the shareholder is seeking to foreclose on our assets. Our law firm has prepared an Emergency Application for Temporary Restraining Order and Preliminary Injunction to Enjoin Improper UCC Sale alleging that all funds have been repaid or released under the terms of a Recapitalization Agreement dated November 1, 2016. In the event we are unsuccessful in stopping the foreclosure proceeding, our company will be unable to continue to commence operations and may result in the company seeking relief under the federal bankruptcy laws. These events would have a substantial adverse effect on the value of our common stock.

Future sales of our common stock could adversely affect our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our common stock.

We intend, from time to time, to seek additional equity or debt financing to finance working capital requirements, continue our expansion, develop new products or make acquisitions or other investments. In addition, we have issued convertible securities that are convertible into shares of our common stock. In addition, if our business plans change, general economic, financial or political conditions in our industry change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business, as well as our conclusions as to the adequacy of our available sources of capital, could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. If additional funds are raised through the issuance of equity shares, preferred shares or debt securities, the terms of such securities could impose restrictions on our operations and would reduce the percentage ownership of our existing stockholders. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

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The market price of our common stock may be volatile, which could cause the value of your investment to fluctuate and possibly decline significantly.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our common stock. Investors may not be able to resell their shares at or above the current price due to a number of factors such as those listed under this “Risk Factors” section. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our stock include:

•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	the failure of analysts to cover our common stock;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by third parties or governmental entities of significant claims or proceedings against us;
•	new laws and governmental regulations, or other regulatory developments, applicable to our industry;
•	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;
•	changes in government spending levels on education;
•	changes in key personnel;
•	sales of common stock by us, members of our management team or our stockholders;
•	the granting or exercise of employee stock options or other equity awards;
•	the volume of trading in our common stock; and
•	the realization of any risks described in this section under the caption “Risk Factors.

Furthermore, the stock market has recently experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

We may not pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid dividends and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. .

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If Selling Stockholders or other shareholders sell substantial amounts of our Common Stock in the public market, or upon the expiration of any statutory holding period under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We may need to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Any additional funds that we obtain may not be on terms favorable to us or our stockholders and may require us to relinquish valuable rights.

We will need to raise additional capital to fund our operations and execute our business plan. Our future cash flows depend on our ability to market and sell our Common Stock through public or private offerings, debt financings or joint ventures. There can be no assurance that we will have sufficient funds to execute our business plan or complete a strategic transaction, or that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

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We cannot guarantee that we will generate significate revenues from our products in the near future. Therefore, for the foreseeable future, we may have to fund all or most of our operations and capital expenditures from cash on hand, public or private equity offerings, debt financings, bank credit facilities, other borrowings (including borrowings from our officers and directors) or corporate collaboration and licensing arrangements. We will need to raise additional funds if we choose to expand our product development efforts more rapidly than we presently anticipate.

If we seek to sell additional equity or debt securities or enter into a corporate collaboration or licensing arrangement, we may not obtain favorable terms for us and/or our stockholders or be able to raise any capital at all, all of which could result in a material adverse effect on our business and results of operations. The sale of additional equity or debt securities, if convertible, could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. Raising additional funds through collaboration or licensing arrangements with third parties may require us to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or to grant licenses on terms that may not be favorable to us or our stockholders. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities, all of which could have an adverse impact on our business and results of operations.

The sale of our stock could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTCQB has the potential to cause a significant downward pressure on the price of Common Stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our Common Stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our Common Stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of Common Stock in the market. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

Our Common Stock is currently considered a “penny stock,” which may make it more difficult for our Selling Stockholders to sell shares.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker- dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock

We are a publicly registered Company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

We are a public reporting Company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would have been if we remained private.

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As a public Company, these rules and regulations have increased our compliance costs and make certain activities more time consuming and costly. As a public Company, it is also more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The Sarbanes-Oxley Act also requires corporate governance practices of public companies, which can be burdensome to smaller reporting companies. As a smaller reporting Company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, the Selling Stockholders could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described in this annual report, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low- priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks Relating to Our Convertible Debt.

Multiple notes issued by the Company contain provisions where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period would be considered in default of all such convertible note instruments containing such default clauses. Should the Company default on one of its debt instruments, exercisable securities or convertible notes, and the default is not promptly cured, other debt instruments or agreements could be caused, claimed or deemed to be in default, significantly increasing the principal amounts, amount of stock issuable and calculated interest rates thereunder. This could cause our stock price to decrease significantly, result in substantial dilution or cause us the inability to use the maximum or any of the equity credit line with the Selling Stockholders, which could materially impair our ability to execute our business plan or be able to fund operations.

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Certain Provisions of Nevada law may have anti-takeover effects.

Certain provisions of Nevada law applicable to our Company could also delay or make more difficult a merger, tender offer or proxy contest involving our company, including Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibit a Nevada corporation from engaging in any business combination with any “interested stockholder” (as defined in the statute) for a period of two years unless certain conditions are met. In addition, our senior management is entitled to certain payments upon a change in control.

The exercise or conversion of currently outstanding securities or issuance of additional share of our common stock or preferred stock would further dilute holders of our common stock.

We currently have outstanding securities that convert into shares of our common stock, including debt that converts into shares of our common stock. We may issue shares of our common stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These conversions and issuances would dilute our stockholders’ ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of warrants, whether currently outstanding or subsequently granted, exercise their warrants to purchase shares of our common stock or if our convertible debt holders convert their debt.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Selling Stockholders. We will receive no proceeds from the sale of shares of common stock by Selling Stockholders in this offering.

We may receive up to $2,047,500 in gross proceeds if we issue to Selling Stockholders all of the additional shares issuable pursuant to the Warrant Agreements. All such proceeds are currently expected to be used for general corporate purposes, including working capital and general and administrative expenses. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable purchase to the Warrant Agreements, we cannot specify with certainty the proceeds that we will have from the sale of such additional shares. Our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no additional shares will be issued under the Warrant Agreements.

After the issuance of any of the shares issuable under the Warrant Agreements, we would not receive any proceeds from the resale of those shares by Selling Stockholders because those shares will be sold for the account of Selling Stockholders.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DETERMINATION OF OFFERING PRICE

The prices at which the shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Stockholders and buyers of our common stock in private transactions or as otherwise described in the “Plan of Distribution.”

DILUTION

 We are not offering any shares in this registration statement. All shares are being registered on behalf of the Selling Stockholders.

The Selling Stockholders identified in this Prospectus may offer and sell up to 9,100,000 shares of our Common Stock, which consists of shares of Common Stock to be sold by Selling Stockholders pursuant to the Warrant Agreements. If issued presently, the shares of common stock registered for resale by Selling Stockholders would represent approximately 5.86% of our issued and outstanding shares of common stock as of October 1, 2021.

We may require the Selling Stockholders to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The Selling Stockholders identified in this Prospectus may from time to time offer and sell under this Prospectus any or all of the shares of Common Stock described in the sections “The Warrant Agreement Transactions” and “Selling Stockholders”.

The Selling Stockholders, individually, will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such Selling Stockholders may be deemed to be underwriting commissions.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholders upon termination of this offering, because the Selling Stockholders may offer some or all of the common stock under the offering contemplated by this Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

The manner in which the Selling Stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

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THE WARRANT AGREEMENT TRANSACTIONS

General

Between April 16, 2021 and May 12, 2021, we entered into five (5) Warrant Agreements with Selling Stockholders. To date we have received no proceeds from the sale of our shares of our common stock to the Selling Stockholders pursuant to the terms of the Warrant Agreements. Pursuant to the terms of the Warrant Agreements, Selling Stockholders may purchase from us up to $2,047,500 of our common stock (subject to certain limitations) from time to time during the term of the Warrant Agreements at prices of $.0.20 and $0.25. Under the terms of the Warrant Agreements, the Selling Stockholders have the right to exercise the Warrants for a period of five (5) years from the date of the Warrant Agreements. A total of 9,100,000 shares may be exercised, in the aggregate under the five (5) Warrant Agreements during the five (5) year term of the Warrant Agreements. Under the terms of the Warrant Agreements a total of 4,550,000 shares of common stock may be first exercised at a price of $0.20 and thereafter the remaining 4,550,000 shares may be exercised at a price of $0.25.

All of the shares to be sold to Selling Stockholders, under the terms of the Warrant Agreements, are restricted securities and may only be sold by Selling Stockholders pursuant to exemptions under the Securities Act of 1933 or unless registered under the Securities Act of 1933. The Warrant Agreements provide that if we fail to file a Registration Statement registering the warrant shares within one hundred eighty (180) days from the date of issuance of the Warrants, the Warrant Holders are entitled to a “cashless exercise” under a formula contained in the Warrant Agreements. If this event should occur, the Warrant Holders would be entitled to receive a substantial number of our shares without having to pay any proceeds to our Company. As a result of the effects of this “cashless exercise” provision in the Warrant Agreements, we have filed this Registration Statement.

The Warrant Agreements provide that unless we agree in writing, a Warrant Holder is prohibited from exercising any Warrants that would result in the Selling Stockholders and their affiliates owning more than 4.99% of our then outstanding equity (“Beneficial Ownership Limitation”).

Exercise Rights under the Warrant Agreements.

Under the Warrant Agreements, on any business day selected by the Selling Stockholders, the Warrants may be exercised by providing notice to us in the form of a Notice to Exercise. Within three (3) business days from the Notice of Exercise, the Warrant Holder is required to tender the Exercise Price which may be done in Partial Exercises. We will have the right to object to any Notice of Exercise if done within seventy-two (72) hours from date of receipt of the Notice of Exercise.

Other than as described above, there are no trading volume requirements or restrictions under the Warrant Agreements, and we will therefore not control the timing and amount of any sales of our common stock to Selling Stockholders. The Warrant Shares are subject to adjustments based upon Stock Dividends and Splits and any subsequent Equity Sales by the Company.

Conditions to Obligation to Purchase.

Selling Stockholders obligation to pay the Exercise Price is subject to certain conditions being met which include the following:

•	The Delivery of the Warrant Shares;

•	This Registration Statement having been declared effective;

•	No Adverse Actions have occurred;

•	The representations and warranties in the transaction documents being true and correct in all material respects.

Our Termination Rights.

We have no right to terminate the Warrant Agreements. The Warrant Agreements automatically terminate five (5) years from the date of the issuance of the Warrant Agreement.

No Short-Selling or Hedging by Selling Stockholders.

The Selling Stockholders have agreed they shall not engage in any direct or indirect short-selling or hedging of our common stock during any time the Warrants remain unexercised.

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Effect of Performance of the Warrant Agreements on our Stockholders.

All shares registered in this offering that may be issued or sold by us to Selling Stockholders under the Warrant Agreements are expected to be freely tradable. Shares registered in this offering may be sold by us to Selling Stockholders over a period of up to five (5) years from the date of the Warrant Agreements. The resale by Selling Stockholders of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Selling Stockholders, if any, will depend upon market conditions and other factors to be determined by us. The Selling Stockholders may sell all, some or none of the shares of our common stock that may be issued pursuant to the Warrant Agreements. If and when the Selling Stockholders, after Selling Stockholders have acquired the shares, Selling Stockholders may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Selling Stockholders by us under the Warrant Agreements, may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Selling Stockholders under the Warrant Agreements, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Selling Stockholders may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We do not have the right to control the timing and amount of any sales of our shares to Selling Stockholders and the Warrant Agreements may not be terminated by us.

Pursuant to the terms of the Warrant Agreements, Selling Stockholders have the right but not the obligation to purchase up to $2,047,500 of our common stock from the date of the Warrant Agreements. We have registered what could be all the shares issuable under the Warrant Agreements; however, since the number of shares we may sell cannot be determined at this time, we may have registered only a portion of the shares issuable under the Warrant Agreements and, therefore, we may seek to issue and sell to Selling Stockholders under the Warrant Agreements more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares the Selling Stockholders elect to exercise under the Warrant Agreements.

The following table sets forth the amount of gross proceeds we would receive from Selling Stockholders from our sale of shares to Selling Stockholders under the Warrant Agreements at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Selling Stockholders (2)	Gross Proceeds from the Sale of Shares to Selling Stockholders Under the Warrant Agreements
$0.20	4,550,000	2.93%	$910,000
$0.25	4,550,000	2.93%	$1,137,000

_______________

(1) Since the Warrant Agreements provide that we may issue up to $2,047,000 of our common stock to Selling Stockholders, we are registering 9,100,000 shares under this prospectus, which may or may not cover all of the shares we ultimately issue to Selling Stockholders under the Warrant Agreements. The number of registered shares to be issued as set forth in this column is without regard for the Beneficial Ownership Limitation.

(2) The denominator is based on 155,030,295 shares outstanding as of October 1, 2021, and the number of shares set forth in the adjacent column that we would have sold to Selling Stockholders, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Warrant Agreements (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column and includes the 9,100,000 shares to be issued in this offering.

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Registration Rights.

Pursuant to the terms of the five (5) Warrant Agreements entered into between us and the Selling Stockholders, if we do not file a registration statement for the shares of Common Stock to be issued through the exercise of the warrant, the Selling Stockholders will be entitled to a “cashless exercise”.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of shares of common stock that have been or may be issued to Selling Stockholders pursuant to the Warrant Agreements. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Warrant Agreements, which we entered into with Selling Stockholders, in which we agreed to a “cashless exercise” in the event a Registration Statement for the Warrant Shares is not effective within one hundred eighty (180) days from the date of the Warrant Agreements.

Selling Stockholders, as the selling securityholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we will issue or may be issued to Selling Stockholders under the Warrant Agreements. The selling securityholder may sell some, all or none of its shares. We do not know how long the selling securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale of any of the shares.

The shares beneficially owned after the offering assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. However, because the Selling Stockholders may sell all or some or none of the shares under this prospectus or another permitted manner, we cannot assure you that the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them.

The Selling Stockholders may sell all, some or none of the shares in this offering. See “Plan of Distribution.”

The following table presents information regarding the selling securityholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling securityholder, and reflects its holdings as of October 1, 2021. Neither Selling Stockholders nor any of their affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates other than the Warrant Agreements. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Stockholders	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming The Company issues the Maximum Number of Shares Under the Warrant Agreements	Percentage of Outstanding Shares Beneficially Owned After this Offering
Tysadco Partners, LLC(1)	3,080,000	2.0%	2,600,000	3.5%
First Fire Global Opportunities Fund, LLC(2)	0	0	1,300,000	0.8%
Jefferson Street Capital, LLC (3)	0	0%	1,300,000	0.8%
Lucas Ventures, LLC (4)		0%	2,600,000	1.6%
GS Capital Partners, LLC (5)	0	0%	1,300,000	0.8%

______________

(1)

Stephen Hart, the Managing Member of Tysadco Partners, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by Tysadco Partners, LLC. Mr. Hart has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transaction contemplated under the Warrant Agreements. Tysadco Partners, LLC is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. The address of Tysadco Partners, LLC is 210 West 77th Street, 7W, New York, New York 10024.

(2)

Eli Fireman, the Managing Member of First Fire Global Opportunities Fund, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by First Fire Global Opportunities Fund, LLC. Mr. Fireman has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transaction contemplated under the Warrant Agreements. First Fire Global Opportunities Fund, LLC is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. The address of First Fire Global Opportunities Fund, LLC is 1040 1st Ave. New York, New York 10022.

(3)

Brian Goldberg, the Managing Member of Jefferson Street Capital, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by Jefferson Street Capital, LLC. Mr. Goldbert has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transaction contemplated under the Warrant Agreements. Jefferson Street Capital, LLC is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. The address of Jefferson Street Capital, LLC is 720 Monroe Street, C401B, Hoboken, New Jersey 07030.

(4)

Luke Hoppel, the Managing Member of Lucas Ventures, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by Lucas Ventures, LLC. Mr. Hoppel has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transaction contemplated under the Warrant Agreements. Lucas Ventures, LLC is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. The address of Lucas Ventures, LLC is 6170 Tiki Ct., San Diego, California 92130.

(5)

Gabe Sayegh, the Managing Member of GS Capital Partners, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by GS Capital Partners, LLC. Mr. Sayegh has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transaction contemplated under the Warrant Agreements. GS Capital Partners, LLC is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. The address of GS Capital Partners, LLC is 88 East Main Street, Suite 500, Mendham, New Jersey 07945.

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DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PLAN OF DISTRIBUTION

An aggregate of up to 9,100,000 shares of our common stock may be offered by this prospectus by Selling Stockholders pursuant to the Warrant Agreements. The common stock may be sold or distributed from time to time by Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Each Selling Stockholder has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Warrant Agreements. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders have informed us that each such broker-dealer will receive commissions from Selling Stockholders that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from Selling Stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Selling Stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from Selling Stockholders and any other required information.

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We will pay the expenses incident to the registration, offering, and sale of the shares to Selling Stockholders.

Selling Stockholders has represented to us that at no time during the term of the Warrant Agreements have they or their agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Selling Stockholders have agreed that during the term of the Warrant Agreements, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Selling Stockholders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been exercised by the Selling Stockholders or the Warrant Agreements have terminated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. All amounts in this report are in U.S. dollars.

Overview

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) includes a discussion of our operations for the years ended December 31, 2020 and 2019 and the quarters ended June 30, 2021 and 2020.

COVID-19 Pandemic Update.

In the first quarter of 2020, we began to see the impact of the COVID-19 pandemic on our business, as local and national actions, such as stay at home mandates and business closures, took effect. Our core customers, medical and dental businesses, significantly curtailed business operations, impacting the Company’s sales and near-term new business prospects.

In May 2020, the Company received loan proceeds of $328,000 relating to the Paycheck Protection Program (“PPP”) as part of the CARES Act created by Congress to financially support companies during the COVID-19 pandemic. The PPP Loan carries interest at 1%. The principal and accrued interest may be wholly or partially forgiven after completing and submitting a PPP Loan Forgiveness Application with the financial institution associated with the SBA loan. The principal and interest on the PPP Loan was forgiven on June 14, 2021.

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Business activity at our customers is returning to more normalized operating conditions. Our sales efforts and prospects have sequentially improved for several quarters in a row as the pandemic subsided and we have returned to a higher rate of organic growth compared to the first half of 2020. The Company’s year over year revenue growth comparisons in the second quarter of 2021 compared to the prior year period that was impacted by COVID closures are favorable.

Critical Accounting Policies and Estimates.

Management’s Discussion and Analysis discusses our consolidated financial statements which have been prepared in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and reported amounts of revenue and expenses during the reporting period. On an ongoing basis, we evaluate our estimates and judgments. We base our estimates and judgments on historical experience and on various other factors that are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the six-month period ended June 30, 2021 the Company generated a net loss of $1,114,971. In addition, the Company has an accumulated deficit, total stockholders’ equity and net working capital deficit of $78,946,032, $2,349,546 and $2,072,335, respectively, on June 30, 2021. The Company’s activities were primarily financed through private placements of equity securities. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern.

Currently, management intends to develop a vastly improved healthcare communications system and intends to develop alliances with strategic partners to generate revenues that will sustain the Company. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Revenue recognition.

We have five (5) primary sources of revenue as of June 30, 2021:

1.	ePrescription Software. ePrescription software services are provided on an annual basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2.

IT Managed Services. Managed IT Services consists of three (3) revenue streams: (i) Monthly recurring “Managed Service Provider (MSP)” and MSaaS revenue; (ii) periodic sale and installation of IT related hardware; and (iii) custom IT projects. The MSP and MSaaS model revenue is recognized monthly on a recurring basis while the revenue relating to IT hardware and custom IT projects is recognized when the services are performed.

3.

Encrypted and HIPAA Compliant Secures Email. Encrypted HIPAA compliant secures email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

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4.

ICD Coding Software. ICD Coding Software provides the 10th revision of the International Statistical Classification of Diseases and Related Health Problems (ICD), a medical classification list by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury or diseases. ICD coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

5.

Electronic Health Records (EHR/Practice Management) Software. Revenue from Practice Management software licensing arrangements are based on subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

We recognize revenue for our service in accordance with accounting standard ASC 606. Our customers are acquired through our own salesforce and through the referrals from our many state association marketing partners. We primarily generate revenue from multiple SaaS and MSaaS offerings, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Eighty-four percent (84%) of our revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of our revenue is 100% in North America.

Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. All subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

Financing.

We are currently funding our business capital requirements through sales of our common stock and debt arrangements. While we intend to seek additional funding, if revenue increases to a point where we are able to sustain ourselves and increase our budget to match our growth needs, we may significantly reduce the amount of investment capital we seek. The amount of funds raised and revenue generated, if any, will determine how aggressively we can grow and what additional projects we will be able to undertake. No assurance can be given that we will be able to raise additional capital when needed or at all, or that such capital, if available, will be on terms acceptable to us. If we are unable to, or do not raise additional capital in the near future or if our revenue does not begin to grow as we expect, we will have to curtail our spending and downsize our operations.

In January of 2021, the Company paid off a note from a finance company of $150,309. In January of 2021, the Company paid off a note from a second finance company in the amount of $135,520. In March of 2021, the Company paid off a different note from the second finance company in the amount of $135,520. Subsequent the end of the quarter, the Company paid off a final note to the second finance company on April 30, 2021 in the amount of $77,323

In April 2021, the Company signed a $150,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $150,000 from a finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 780,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common Stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $350,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $350,000 from the same finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000 from a second finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $250,000 from a third finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $230,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

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 Accounting for Derivative Instruments.

The Company accounts for derivative instruments in accordance with ASC 815, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

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Stock Compensation.

The Company uses the fair value method to account for the granting of options to purchase shares of its stock whereby all awards are recorded at fair value on the date of the grant. Share based awards with a performance condition are measured based on the probable outcome of that performance condition during the requisite service period. Such an award with a performance condition is accrued if it is probable that a performance condition will be achieved. Compensation costs for stock-based payments that do not include performance conditions are recognized on a straight-line basis. The fair value of all share purchase options is expensed over their requisite service period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model that uses the assumptions noted in the table below. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.

Business Combinations.

We account for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.

Goodwill.

Goodwill consists of the purchase price of business acquisitions in excess of the fair value of the net assets acquired. Goodwill is reviewed for impairment annually or when events or circumstances indicate that the carrying value of the reporting unit may exceed its fair value. If the carrying value of a reporting unit exceeds the fair value, an impairment loss will be recognized. The Company did not recognize any impairment charges for the fiscal quarter ended June 30, 2021 and 2020.

We are required to test our goodwill for impairment at least annually, or more frequently if conditions indicate that an impairment may have occurred. Goodwill is tested for impairment at the asset level. Our reporting units are acquired companies at which discrete financial information may be available and for which operating results are regularly reviewed by our chief operating decision maker to allocate resources and assess performance.

We have the option to qualitatively or quantitatively assess goodwill for impairment and, in 2020, we evaluated our goodwill using a qualitative assessment process. If the qualitative factors determine that it is more likely than not that the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired. If the qualitative assessment determines it is more likely than not the fair value is less than the carrying amount, we would further evaluate for potential impairment.

As of June 30, 2021, we had $1,291 million of Goodwill on our balance sheet associated with four acquisitions, ICD Logic, TrinIT, and Advantech. ICD Logic related goodwill, which accounts for $0.361 million of the total Goodwill balance is the basis for the underlying technology associated with one of the Company’s faster growing and more promising SaaS offerings. TrinIT related Goodwill accounts for $0.130 million of the total Goodwill balance. The TrinIT acquisition was made in 2020 and is performing to expectations. Advantech accounted for $.799 million. During 2020, there were no indications of a triggering event at the two reporting units. The annual goodwill impairment analysis resulted in no indications of impairment in 2020 or 2019.

We are subject to financial statement risk to the extent that our goodwill become impaired due to decreases in the fair value. A future decline in performance, decreases in projected growth rates or margin assumptions or changes in discount rates could result in a potential impairment, which could have a material adverse impact on our financial position and results of operations.

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Concentration Of Credit Risk.

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.

The company had no significant customer (greater than 10% of total revenue) for six months ending June 30, 2021. The Company had one significant customer in the six months ending March, 31, 2020. The customer’s share of total revenue fell to under 10% from the six months ending June 30, 2020 due to organic growth of other customers and the acquisition of TrinIT and Advantech that further diversified the Company’s customer concentration. The company has accounts receivable concentration with three customers that represent 20%, 11%, and 11% of our accounts receivable. Overall, the company grew its accounts receivable approximately ending balance 29% for the six months ending June 30, 2021 compared to the six months ending June 30, 2020, compared to an over 71% growth in sales for the same period. Day’s sales outstanding was less than 30 days as of June 30, 2021.

 Segment Information.

The Company views its operations and manages its business as one operating segment which is the business of providing subscription based software as a service (SaaS) and Managed IT (MSP/MSaaS) services and related non-recurring professional IT and other services. The Company aggregates is operating segments based on similar economic and operating characteristics of its operations.

The Company’s SaaS and Managed IT offerings are sold under monthly recurring revenue contracts are included in the Subscription software and services segment. Professional services and other revenue segment consists of non-recurring revenue, including the periodic sale and installation of IT related hardware and custom IT projects. Professional services and other revenue is recognized when services are performed.

Revenue Segment.

Net sales by revenue type were as follows:

	For the Six Months Ended June 30
	2021	%	2020	%	% Change
Revenues:
Subscription software and services	$1,464,629	87%	$778,245	80%	88%
Professional services and other	220,750	13%	199,619	20%	11%
Total	$1,685,379	100%	$977,863	100%	72%

The Company continued to develop its software products with significant features and enhancements during the six month period ended June 30, 2021 and has continued to capitalize development costs during that period. A summary of the capitalization and amortization of the software development costs is as follows:

	June 30,	December 31,
	2021	2020

Development costs	$2,587,889	$2,479,137
Acquired technology	1,527,186	1,527,186
Less accumulated amortization	(2,898,798)	(2,483,622)
	$1,216,278	$1,522,701

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Recent Accounting Pronouncements Accounting Pronouncements Not Yet Adopted.

The Company does not believe that any other issued, but not yet effective accounting standards, if currently adopted, will have a material effect on the Company’s consolidated financial position, results of operations and cash flows.

Recently Issued Accounting Pronouncements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires a lessee, in most leases, to initially recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The guidance requires adoption using a modified retrospective transition approach with either 1) periods prior to the adoption date being recast or 2) a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods not recast. The Company adopted this standard on January 1, 2019 using the cumulative-effect adjustment method and elected certain practical expedients allowed under the standard.

Six Month Period Ended June 30, 2021 (“2Q 2021”) Compared to Six Month Period Ended June 30, 2020 (“2Q 2020”)

Revenues. Net revenues of $1,685,379 for the 2Q 2021 period increased $707,379 or 72% compared to $978,000 for the 2Q 2020 period. The increase between periods was due to recurring SaaS revenues generated by a rapid growth in subscribers. Revenue from Subscription Software and Services grew 87% to $1,455,116 compared to $778,245 during the same period in 2020. Professional Services and Other revenue grew 11% to $220,807 compared to $199,619 for the same period in 2020.

Cost of sales. Cost of sales of $507,761 for the 2Q 2021 period increased $78,761 or 18% compared to $429,000 for the 2Q 2020 period. The increase between periods was due primarily to increases in cost of services purchased that are related to our SaaS and MSaaS offerings. Cost of sales related to SaaS and MSaaS offerings are generally more fixed in nature than variable, allowing this these costs to grow slower than revenue growth.

Selling, general and administrative expenses. Selling, general and administrative expenses of $1,860,258 for the 2Q 2021 period increased $181,258 or 11% compared to $1,679,000 for the 2Q 2020 period. The increase between periods was primarily due to an increase in payroll expenses and other general and administrative expense to support a high rate of growth.

Depreciation and amortization expenses. Depreciation and amortization expenses of $503,412 for the 2Q 2021 period increased $55,412 or 12% compared to $448,000 for the 2Q 2020 period. The increase between periods was primarily made of two components. The 1Q 2020 acquisition of TrinIT increased our quarterly amortization costs starting in 1Q 2020. In the third quarter of 2020, a “true up” for the acquisition of technology from Claricare added additional intangible assets of $255,581 to the balance sheet and subsequent additional amortization expense in 2Q 2021.

Interest Expense. Interest expense of $260,323 for the 2Q 2021 period increased $191,323 or 277% compared to $69,000 in the 2Q 2020 period. The increase between periods was primarily due interest expense and fees for early payoff of convertible notes that are one-time in nature. Interest expense should return to much lower and normalized levels during the remainder of 2021.

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•

Product Traction. We continue to benefit from trends toward cloud-based SaaS offerings and electronic prescription adoption for improved safety and workflow. Regulatory mandates and approaching state deadlines are catalysts for the adoption electronic prescriptions delivered through the cloud.

•

Business Development. The Company has pursued and won contracts with larger enterprise health care businesses. In May of 2020, we won our first contract with a Dental Support Organization (DSO) and, currently, we have 18 DSO customers, with more anticipated contract wins in 2021.

•	HubSpot Rollout. We began rolling out the HubSpot sales and marketing operations platform in the quarter to improve automation, efficiencies and lead tracking.
•

Acquisitions. In April, we acquired Advantech, a Scottsdale, AZ based MSP. Advantech will be accretive to our gross margins, profitability and growth, while leveraging our new marketing relationship with the Arizona Dental Association.

•	Capital Raise. In the first four months of 2021, the company raised over $2 million of equity and $1.5 million in the form of convertible notes to fund growth and the acquisition of Advantech.
•

COVID-19. We continue to see the negative impact of COVID-19 as headwinds during 2020 to tailwinds in 2021 as health care businesses return to normal operations and look for SaaS offerings that better improve their workflow, regulatory compliance, insurance reimbursement and IT security and reliability.

Results of Operations

Overview. The following table sets forth our selected financial data for the periods indicated below and the percentage dollar increase (decrease) of such items from period to period:

	Six Months Ended
	June 30,	June 30,	%
	2021	2020	Incr/(Decr)
Revenue	$1,685,379	$978,000	72%
Cost of sales	507,761	429,000	18%
Gross profit	1,177,618	549,000

Expenses
Selling, general and administrative	1,860,258	1,679,000	11%
Depreciation and amortization	503,412	448,000	12%
Total operating expenses	2,363,670	2,127,000
Loss from operations	(1,186,052)	(1,578,000)

Other income (expense)
Interest expense	(260,323)	(69,000)	277%
Other income	-	10,000	-100%
Gain on cancellation of liabilities	331,404	-	-
Total other income (expense)	71,081	(59,000)	-220%

Net loss	$(1,114,971)	$(1,637,000)	-32%

The accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” provides a comparison of the amounts listed above.

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LIQUIDITY AND CAPITAL

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the six-month period ended June 30, 2021 the Company generated an operating loss of $1,114,971. In addition, the Company has an accumulated deficit, total stockholders’ equity and net working capital deficit of $78,946,052, $2,349,546 and $2,072,335, respectively, on June 30, 2021. The Company’s activities were primarily financed through private placements of equity securities. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future.

Currently, management intends to develop a vastly improved healthcare communications system and intends to develop alliances with strategic partners to generate revenues that will sustain the Company. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The primary factors that influence our liquidity include, but are not limited to, the amount and timing of our equity and debt raises, revenues, cash collections from our clients, capital expenditures, and investments in research and development.

The following table summarizes the impact of operating, investing and financing activities on our cash flows for the six-month periods ended June 30, 2021 and 2020 related to our operations:

Operating Activities: Net cash used by operating activities of $1,036,347, for the six-month period ended June 30, 2021 was $348,347 more than the $688,000 cash used by operations for the six-month period ended June 30, 2020. The increase in cash utilized by operating activities compared to the six-month period ended June 30, 2020 was primarily attributable to a $220,677 decrease in accounts payable and accrued liabilities and to a lesser extent the cash impact of changes in other operating assets and liabilities. Future spending on operating activities is expected to be funded by the sale of and issuance of additional shares of common stock.

	Six Months Ended
	June 30,	June 30,
	2021	2020
Net cash used in operating activities	$(1,036,347)	$(688,000)
Net cash used in investing activities	(1,958,774)	(686,000)
Net cash provided by financing activities	3,833,541	941,000
Net change in cash	838,420	(433,000)
Cash and cash equivalents at the beginning of the period	7,619	445,000
Cash and cash equivalents at the end of the period	$846,039	$12,000

Investing Activities: Net cash used by investing activities of $1,958,774 for the six-month period ended June 30, 2021 compared to $686,000 cash used by investing activities for the six -month period ended June 30, 2020. The decrease of $202,248 in software development spending combined with a cash outlay of $1.8 million to acquire the assets of Advantech. Future spending on investing activities is expected to be funded by the sale of and issuance of additional shares of common stock.

Financing Activities: Net cash provided by financing activities of $3,833,541 for the six-month period ended June 30, 2021 was $2,892,541 more than the $941,000 cash provided by financing activities for the six-month period ended June 30, 2020. This was primarily due to larger cash proceeds of $2.33 million for the issuance of common stock and larger net proceeds from debt of $1.38 million compared to Q1 2020, partially offset by an increase in debt payments of $0.80 million for the six-month period ended June 30,2021.

Credit Facilities

The Company’s line of credit was paid off in 2Q 2019 and its commercial banking business was moved. The Company currently has no active line of credit facility.

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Results of Operations for the Years Ended December 31, 2020 and 2019

The following table sets forth our selected financial data for the periods indicated below:

iCoreConnect Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	December 31,	December 31,
	2020	2019
Revenue	$2,123,587	$1,014,000
Cost of sales	1,008,843	305,000
Gross profit	1,114,744	709,000

Expenses
Selling, general and administrative	3,447,014	3,434,000
Depreciation and amortization	906,060	655,000
Total operating expenses	4,353,074	4,089,000
Loss from operations	(3,238,330)	(3,380,000)

Other income (expense)
Interest expense	(238,820)	(236,000)
Other income (expense)	(50,733)	(64,000)
Gain on cancellation of liabilities	36,642	697,000
Total other income (expense)	(252,911)	397,000

Net loss	$(3,491,241)	$(2,983,000)

Net loss per share available to common stockholders, basic and diluted	$(0.05)	$(0.05)

Weighted average number of shares, basic and diluted	76,459,645	58,546,699

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The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements

Twelve Months Ended December 31, 2020 Compared to the twelve months ended December 31, 2019.

•

Revenues. Net revenues of $2,123,587 for 2020 compared to $1,014,000 for the 2019 period, an increase of 109%. Revenue growth was driven by a combination of strong organic growth and acquisition of TrinIT.

•

Cost of sales. Cost of sales of $1,008,843 for the 2020 period increased $703,843 when compared to $305,000 for the 2019 period. The increase between periods was primarily due to organic growth, the addition of acquisition TrinIT in January of 2020, and a mix shift in revenue.

•	Selling, general and administrative expenses. Selling, general and administrative expenses of $3,447,014 for the 2020 period increased $13,014 or 0% when compared to $3,434,000 for the 2019 period.

•

Depreciation and amortization expenses. Depreciation and amortization expenses of $906,060 for the 2020 period increased $251,060 or 38% compared to $655,000 for the 2019 period. The increase between periods was primarily due to $787,000 amortization of capitalized software and $112,000 amortization of goodwill and intangibles associated with the acquisition of TrinIT.

•	Interest expense. Interest expense of $238,820 for the 2020 period increased $2,820 or approximately 1% when compared to $236,000 for the 2019 period.

•	Other (expense) income. Other expense of $50,733 for the 2020 period decreased by $13,267 when compared to $64,000 for the 2019 period.

•	Gain on cancellation of debt. Gain on cancellation of debt fell substantially in 2020 to $36,642 from $697,000 for the 2019 period due to cancellation that did not repeat in 2020.

LIQUIDITY AND CAPITAL

The following table sets forth our selected financial data for the periods indicated below and the percentage dollar increase (decrease) of such items from period to period:

	December 31,	December 31,	%
Balance Sheet Data	2020	2019	Incr/(Decr)
Total Current Assets	$154,194	$554,000	-72%
Total Current Liabilities	3,185,195	1,936,000	65%
Working capital (deficit)	(3,031,001)	(1,382,000)	119%
Deferred Revenue	73,033	108,000	-32%
Weighted Average Common Shares Outstanding	76,459,645	58,546,699

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The increase in shares outstanding was driven by issuance of Common Stock for cash, the conversion of convertible notes payable and stock compensation expense.

The following table summarizes the impact of operating, investing and financing activities on our cash flows for the years ended December 31, 2020 and 2019.

	Twelve Months Ended
	December 31,	December 31,
	2020	2019
Net cash used in operating activities	$(1,270,491)	$(1,667,000)
Net cash used in investing activities	(917,900)	(473,000)
Net cash provided by financing activities	1,751,010	2,584,000
Net Increase / (Decrease) in cash	(437,381)	444,000
Cash and cash equivalents at the beginning of the year	445,000	1,000
Cash and cash equivalents at the end of the year	$7,619	$445,000

The primary factors that influence our liquidity include, but are not limited to, the amount and timing of our revenues, cash collections from our clients, investments in research and development, and ongoing capital raise efforts.

•

Operating Activities: Net cash required by operating activities for the year ended December 31, 2020 increased by $396,509 to $1,270,491 compared to $1,667,000 utilized in the 2019 period. The improvement in cash utilized by operating activities compared to the 2019 period was attributable to a $362,631 change in non-cash adjustments and a $94,932 positive contribution in the cash impact of changes in operating assets and liabilities during the 2020 period. Future spending on operating activities is expected to be funded by the revenues realized by the Company and the sale of additional shares of common stock.

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Investing Activities: Net cash used by investing activities for the year ended December 31, 2020 increased by $444,900 to $917,900 compared to $473,000 utilized in the 2019 period. The increase in cash utilized by investing activities was primarily due to an increase of $120,000 in capitalized software development costs and $374,900 paid as part of the consideration to acquire TrinIT. Future spending on investing activities is expected to be funded by the sale of additional shares of common stock.

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Financing Activities: Net cash provided by financing activities of $1,751,010 for the year ended December 31, 2020 was $832,990 less than the $2,584,000 for the year ended 2019, primarily due to a change in proceeds from the issuance of common stock of $1,047,000 in 2020 versus $3,197,000 in proceeds in 2019.Net proceeds from debt increased to $676,000 in 2020 vs $123,000 in 2019. Payments on debt fell to $70,928 in 2020 from $736,000 in 2019.

In August 2019, the Company signed a $78,000 convertible promissory note due twelve months after issuance and received $75,000 net of closing fees. Interest at 10% per annum is not due until maturity. One hundred eighty (180) days following the date of funding and thereafter, the note is convertible into common stock of the Company (“Common Stock”). The conversion price of the note is 61% of the Market Price (as defined in the note) for the Common Stock (a discount of 39%). The conversion price is determined on the basis of the average of the three (3) lowest closing bid prices for the Common Stock during the prior fifteen (15) trading day period. There is an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company shall have no right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. This convertible promissory note was paid off in 2020.

In December 2019, the Company signed a $45,000 convertible promissory note payable to a different finance company due twelve (12) months after issuance and received $40,000 net of closing fees. Interest at 10% per annum is not due until maturity. One hundred eighty (180) days following the date of funding and thereafter, the note is convertible into common stock of the Company (“Common Stock”). The conversion price of the note is 61% of the Market Price (as defined in the note) for the Common Stock (a discount of 39%). The conversion price is determined on the basis of the lowest traded price for the Common Stock during the prior twenty (20) trading day period. There is an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company shall have no right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. This convertible promissory note was paid off in 2020.

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In October of 2020, the Company signed a $53,000 convertible promissory note payable to a different finance company due twelve (12) months after issuance and received $50,000 net of closing fees. Interest at 10% per annum is not due until maturity. One hundred eighty (180) days following the date of funding and thereafter, the note is convertible into common stock of the Company (“Common Stock”). The conversion price of the note is 61% of the Market Price (as defined in the note) for the Common Stock (a discount of 39%) determined on the basis of the average of the two (2) lowest traded prices for the Common Stock during the prior twenty (20) trading day period. There is an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company shall have no right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time.

Off-Balance Sheet Arrangements.

The Company did not have off-balance sheet arrangements or transactions as of and for the three months ended June 30, 2021 and 2019 and for the years ended December 31, 2020 and 2019.

BUSINESS

Overview

About the Company.

iCoreConnect, Inc. (the “Company”), a Nevada Corporation, was incorporated on July 17, 2001. The initial business model was a desk top video, audio and data delivery system using standard hardware and a broadband connection to the internet to deliver a proprietary broadcast quality, video/audio system through a personal computer. The Company decided to shift its focus to the medical community shortly thereafter based on the size and demographics of the medical community. In 2013 the Company decided, after 10 years, to bring in a new CEO with experience in building, developing and creating value in companies similar to the Company. Our new CEO restructured the financial structure and operations, and focused the Company on a few core competencies and brought in a new management team in the areas of sales, finance, operations and technology.

The Company develops and markets secure cloud-based HIPAA compliant software as a service (SaaS) focused on compliance, workflow, insurance reimbursement and electronic health records systems. The Company also offer IT managed services and managed software as a service (MSaaS) under recurring revenue subscriptions and other professional services related to information technology installation, repair and maintenance that are generally non-nonrecurring in nature. Our customers are primarily health care related enterprises. However, our core services technology can be adopted to other vertical markets that require managed IT services as well as a high degree of secure data communication, such as the legal, financial and education sectors.

Software as a Service (SaaS) Offerings.

The Company currently markets secure HIPAA compliant cloud-based software as a service (SaaS) offering under the names of iCoreExchange, iCoreCodeGenius, iCoreSecure, iCoreMD, iCoreDental, iCoreMobile, iCoreHuddle, iCoreRx, iCorePDMP, iCoreEPCS, and iCorePay. The Company’s software is sold under annual recurring revenue subscriptions.

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iCoreExchange – iCoreExchange offers hospitals, physician practices, dental practices, and other healthcare professionals the extensive functionality needed to securely transfer patient health information to anyone, anywhere and at any time.

iCoreExchange provides a secure, HIPAA compliant email solution using the Direct Protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange (e.g., patients and referrals.) Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as files with discrete data, Consolidated Clinical Document Architecture (“CCDA”), which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management systems in a HIPAA compliant manner.

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The Health Insurance Portability and Accountability Act of 1996 (HIPAA) requires providers and healthcare professionals to transmit encrypted personal health information via electronic means.

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iCoreCodeGenius – is Coding Software that provides the coding standards for the 10th revision of the International Statistical Classification of Diseases and Related Health Problems (“ICD,”) a medical classification list published by the World Health Organization (“WHO.”) It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

Users can document any medical condition in 60 seconds or less. It includes a full ICD-10 code lookup and guidance, automatic prompting of comorbidities and Hierarchical Condition Category’s (HCC) appropriate reimbursement with a high degree of accuracy, and the ability to reduce or eliminate queries and denials.

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iCoreSecure –We used our expertise and development capabilities from our HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.

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iCoreMD and iCoreDental -- iCoreMD and iCoreDental are complete EHR/Practice Management software platforms created for the medical and dental communities in response to feedback from doctors and dentists telling us they wanted a cloud-based software that was more flexible than the current medical and dental platforms in the marketplace. The software includes patient demographics, scheduling, billing, electronic medical records, electronic claims, e-prescriptions, labs, merchant services, and patient reminders along with a complete suite of standard reporting capabilities and data analytics to help run a medical or dental practice.

Our cloud-based software was certified in November 2015 by the Office of the National Coordinator for Health Information Technology (ONC), certificate number 150120r0.

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iCoreMobile -- iCoreMobile is our third complete EHR software platform, was designed and built specifically for mobile medical and dental care centers. In addition to the features included in iCoreMD and iCoreDental, iCoreMobile also includes workflow optimizations and process enhancements to cater to providers in mobile settings. The software utilizes fully customizable patient intake forms to improve workflow. The software ensures that once a patient’s C-CDA import has been accepted, it is immediately available on all mobile workstations. The enhanced reporting system and metrics provides the main office with extensive data analytics of the mobile unit. The customizable nature of the reporting system allows mobile operators to compare the efficiency of their units.

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iCoreHuddle – iCoreHuddle is a powerful analytical tool to instantly reveal the revenue potential of each patient. The service connects to most popular practice management and EHR systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and Key Performance Indicators (“KPIs.”) iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, uncompleted treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient.

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iCoreRx – iCoreRx is a HIPAA compliant electronic ePrescription software that integrates with popular practice management and EHR systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for EPCS (electronic prescribed controlled substances). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets. iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (PDMP / PMP) history before prescribing controlled substances. This service provides a one-click real-time access to the state databases without the need to manually enter data and provides access to PDMP data, including a patient’s health history. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

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IT Managed Services - The trend in IT Services companies for over a decade has been to model towards “Managed Service Provider (MSP)” and Managed Software as a Services (MSaaS) models with monthly recurring revenue (MRR.)

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The MSP approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. All support is delivered at a predictable monthly cost.

Business environment and trends.

Going forward, by leveraging managed services with our expertise in cloud computing, our customers can easily scale their business without extensive capital investment or disruption in services.

The Company is competitively positioned to address the growing need for managed services:

•	Our current and future customers need managed IT services, along with cloud computing, storage and HIPAA compliant backup and encryption.
•	Managed service providers that can support the migration to cloud computing are in high demand.
•	The decision makers for our current technology and those for managed services are, in many cases, the same person or group of people.
•	Our management team has decades of experience operating successful IT companies.
•	The MSP revenue model matches our SaaS, MSaaS and MRR models.

Opportunities and plan of operations.

We believe that our products, both services and software, and the products we intend to develop as part of our extensive product road map, positions us to be one of the leading providers of cloud-based services for the EHR market.

Competitive Strengths.

The key advantages of our products and services include:

1.

Secure, private, scalable and reliable. Our services have been designed to provide our customers with privacy and high levels of performance, reliability and security. We have built, and continue to invest in, a comprehensive security infrastructure, including firewalls, intrusion detection systems, and encryption for transmission over the Internet, which we monitor and test on a regular basis. We have built and maintain a multi-tenant application architecture that has been designed to enable our service to scale securely, reliably and cost effectively. Our multi- tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously.

2.

Rapid deployment and lower total cost of ownership. Our services can be deployed rapidly since our customers do not have to spend time procuring, installing or maintaining the servers, storage, networking equipment, security products or other hardware and software. We enable customers to achieve up-front savings relative to the traditional enterprise software model. Customers benefit from the predictability of their future costs since they generally pay for the service on a per subscriber basis for the term of the subscription contract.

3.

High levels of user adoption. We have designed our products and services to be intuitive and easy to use. Our products and services contain many tools and features recognizable to users of popular consumer web services, so users have a more familiar user experience than typical EHR applications. As a result, our users can often use and gain benefit from our solutions with minimal training. We have also designed our products and services to be used on popular mobile devices, making it possible for people to conduct business from their smartphones or tablets.

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Competitive Strategy.

Key elements of our strategy include:

1.

Extending existing service offerings. We offer patient billing, processing and coding functions to meet the needs of customers with differing health care disciplines and have designed our solutions to easily accommodate new features and functionality. We continually look to improve our products and services by adding new features, functions and increased security through our own development, acquisitions and partnerships.

2.

Expanding existing customer relationships. We see significant opportunity to deepen our relationships with our existing customers. As our customers realize the benefits of our products and services, our goal is to provide additional value-added products and services.

3.

Expanding into new horizontal markets. As part of our growth strategy, we are delivering innovative solutions in new categories, including analytics, claims coding and processing, and electronic prescribing. We drive innovation both organically and through acquisitions.

4.	Targeting vertical markets. We also provide solutions specifically built for other vertical industries such as financial, education, legal and government sectors.

5.

Extending our market capabilities. We believe that our offerings provide significant value for businesses of any size. We continue to pursue businesses of all sizes and industries through our direct sales force and partnerships. We plan to increase the number of direct sales professionals we employ and intend to develop additional distribution channels for our products and services.

In addition to the key elements of our business strategy described above, from time to time, we evaluate opportunities to acquire or invest in complementary businesses, services and technologies, and intellectual property rights.

Corporate Information and History

We were organized as a corporation on July 17, 2001, under the laws of Nevada. Our principal executive offices are located in Winter Garden, Florida and our telephone number is (888) 810-7706. Our website address is www.icoreconnect.com. Information contained in our website does not form part of this prospectus and is intended for informational purposes only.

Technical support and service.

We currently have our technical support and service centers located in Florida and North Carolina. Our technical support division is responsible for the repair and management of customer software.

Sales and marketing.

Our sales force consists of two (2) account managers in the United States. Our marketing team consists of a marketing consulting group. The marketing and sales team drive sales of the entire product line. We also go to market through an indirect channel and use traditional value-added resellers. We support them and train them on the products.

Competition.

The Company experiences competition from a variety of sources with respect to virtually all of its products and services. While each of the lines of business in which the Company is engaged is highly competitive, the Company believes it has a competitive advantage by offering a more extensive range of related products and services. Competition in the markets served is based on several considerations, which may include price, technology, applications, experience, know-how, reputation, service and distribution. While we believe we offer a unique combination of products and services, there are competitors who offer one or more similar products and services in one or more of our markets.

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Employees.

As of June 30, 2021, we had approximately 24 full time employees, of whom four (4) are executives, seven (7) employees are engaged in software product development, engineering and research and development, two (2) employees are engaged in sales and marketing, three (3) employees are engaged in administrative and clerical services, and eight (8) employees are engaged in service and training. In addition, approximately three (3) individuals provide consulting services as independent contractors.

None of our employees are represented by labor organizations. We consider our relationship with our employees to be excellent.

Property.

We maintain the following operating offices:

Location	Description	Owned/Leased	Approximately Square Feet
Winter Garden, Florida	Corporate Office	Leased	4,080
Charlotte, North Carolina	Satellite Office	Leased	2,146
Scottsdale, Arizona	Satellite Office	Leased	1,000

In the opinion of our management, our property is adequate for our present needs. We do not anticipate difficulty in renewing the existing lease as they expire or in finding alternative facilities if necessary. We believe all of our office facilities are adequately covered by insurance.

Legal Proceedings.

We are not currently party to any material legal proceedings except as described below. However, the Company from time to time, may be party to various litigation, claims and disputes, arising in the ordinary course of business. We believe that we have obtained adequate insurance coverage or rights to indemnification in connection with potential legal proceedings that may arise.

On August 24, 2021 Sonoran Pacific Resources, LLP, (“Lender”) an Arizona limited liability partnership, controlled by a shareholder who is the father of our chairman of the board of directors, provided a Default Notice to the Company asserting that we were obligated to pay the sum of $863,274. On August 18, 2021 the Lender delivered to us a Notice of Disposition of Collateral Under Section 9-611 of the Uniform Commercial Code (“UCC”) (Arizona Revised Statutes 47-611) purporting to set a foreclosure sale, under the UCC, of our assets that were previously pledged as security to the Lender. The Lender alleged that it had made certain loans and other financial accommodations in the form of guaranties to our Company beginning in approximately of March of 2009 that was secured by all of the assets our Company. We initiated an investigation into the matter and concluded that we had repaid all of the loans (including tendering payment of $28,577.82 for various credit card obligations with JP Morgan Chase Bank which the Lender rejected on August 4, 2021) and any loans that had not been repaid were released under the terms of a Recapitalization Agreement dated November 1, 2016. We then retained Arizona counsel to prepare an Emergency Application for Temporary Restraining Order and Preliminary Injunction against the Lender in order to stop the foreclosure sale. We are currently in negotiations with Lender to resolve the dispute. We believe the claims of the Lender are without merit and intend to vigorously defend the matter.

In the event we are unable to resolve the dispute and the Lender is successful in foreclosing all of the Company assets under the terms of the Default Notice, the Company will be unable to continue operating and we will have to seek protection under the federal bankruptcy laws. This will have a substantial adverse impact upon the value of our common stock.

MANAGEMENT

Executive Officers and Directors

Directors.

The Board of Directors of the Company is composed of the following six persons:

JD Smith (age 49) has been a member of our Board of Directors since April 2011 and has been Chairman of our Board of Directors since November 2013. Mr. Smith serves in various management positions concerning affiliates of Sonoran Pacific Resources, LLP. Mr. Smith advises and assists Sonoran Pacific Resources on numerous projects in which it has venture capital and real estate investments. Mr. Smith is a Director and was recently elected the Co- Chairman of the Board of Command Center Inc., a staffing Company headquartered in Lakewood, Colorado.

Robert P. McDermott (age 53) has been Chief Executive Officer and President of the Company and is a member of the Company’s board of directors since July 2013. He is a 25-year veteran in sales, operations and finance. Mr. McDermott has had a successful career as an entrepreneur while demonstrating strong leadership skills in running these organizations. Mr. McDermott’s Company (AXSA Document Solutions Inc.) made the prestigious Inc. 500 list and was listed as the 173rd fastest growing Company in America while he was CEO. He joined the Company in 2013, bringing more than 25 years of technology industry leadership, and executive management experience to his role with the Company. Mr. McDermott has held positions in various companies as either CEO or President. He has a bachelor’s degree majoring in Finance from Dowling College, New York.

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Jeffrey W. Stellinga (age 52) has been a member of our Board of Directors since May 2014. Mr. Stellinga is the Director of Business Development for the Company that reports directly to the CEO and is responsible for growing and expanding revenue on existing products and creating new programs to increase sales and productivity at the direction of the CEO. Mr. Stellinga is a 25-year veteran of sales and finance and has spent most of his career in finance and capital markets. Mr. Stellinga spent 18 years at US Bank rising through the ranks and becoming a Senior Regional Sales Director. After a successful 18 years, Mr. Stellinga took a job with Saxon Business Systems – A Xerox Company as a Branch Manager for two years. He has since worked for CoActiv Capital Partners as Regional Sales Director for their Southeast Territory and is presently employed at Everbank Commercial Finance as its Eastern Sales Manager.

Robert A. DeSanti (age 53) has been a Director of the Company since August 2018. Mr. DeSanti has more than 30 years’ experience in sales, operations and accounting. In 2011, Mr. DeSanti was a founder of Planestocks LLC, a Company specializing in the international purchase of aircraft parts for subsequent sale in the United States. After developing Planestocks for seven years and serving as its Managing Director, in 2018 he sold his interest in Planestocks to his partners. From 2002 to 2014, Mr. DeSanti served as Financial Controller and then General Manager for LabSource, Inc. and High Five Products, Inc. Both are laboratory supply companies located in Chicago. Previously, he held positions as Controller for Sports Awards and was an Audit Senior Associate for Grant Thornton. He holds a B.A. in Accounting from the University of Illinois.

John Schneller (age 54) served on the Board of Directors from July 2013 through December 2014. Mr. Schneller is the founder and Managing Partner of CSW Advisors, Inc. (“CSW”), a financial advisory firm. Prior to founding CSW, Mr. Schneller served as a Director and Chief Financial Officer of the Company and before that he was a partner at Scura Partners, LLC, a boutique investment banking firm, from 2007 to 2013. Prior to joining Scura Partners, LLC Mr. Schneller was an investment analyst at Knott Partners, LP, a New York based hedge fund. From 2009 to 2019 Mr. Schneller served as a Director and Chairman of the Compensation Committee of Command Center, Inc., a publicly traded Company.

Paul Jackson (age 57) after starting his investing career with Wellington Management, is currently a Global Equity Analyst and Portfolio Manager at Amundi Pioneer Asset Management and before then was a Portfolio Manager of Pentucket Capital, LLC and the Chief Investment Officer of Cedrus Investments LTD. Previously he had served as an Equity Analyst at Fidelity Investments. Mr. Jackson earned a Master of Business Administration from The Wharton School, University of Pennsylvania, a Master of Science in Information and Computer Science from the Georgia Institute of Technology and a Bachelor of Science (Honors) in Electrical and Electronic Engineering from Newcastle upon Tyne Polytechnic, United Kingdom.

Named Executive Officers.

The following table sets forth the names and ages of each of our named executive officers (NEO)

NAME	AGE	POSITION
Robert P McDermott	53	President, Chief Executive Officer and Director
David Fidanza	57	Chief Information Officer
Murali Chakravarthi	41	Chief Technology Officer
Archit Shah	46	Chief Financial Officer

Executive Officer Backgrounds.

See Directors for the biography, name and age of Mr. McDermott who is a named executive officer (President and Chief Executive Officer) and a director of the Company.

All of our officers are elected annually by our Board and serve as officers of the Company at the pleasure of the Board.

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David Fidanza, Chief Information Officer. Mr. Fidanza is a 30-year veteran in technology. His focus over the past 15 years has been on the design, implementation and support of enterprise level software solutions that focus on managing, securing, and delivering data. Over the last few years, Mr. Fidanza held three different positions. In November 2010, he became the Regional Technology Specialist with Light Source Business Systems LLC, which was acquired by Total Document Management, LLC, which in turn was acquired by +ImageNet Consulting, LLC. In April 2015, Mr. Fidanza started working with the Company as the Director of Software Implementation. In September 2017, he was promoted to Chief Information Officer. Mr. Fidanza oversees the IT Department, Customer Support Team, Implementation Specialists and Content Development Initiatives.

Murali Chakravarthi, Chief Technology Officer. Mr. Chakravarthi brings nearly 20 years in research and development experience to the Company. Mr. Chakravarthi joined the Company in October 2013 and is currently responsible for understanding the business needs and managing the successful design, development and deployment of the Company’s products and services. Mr. Chakravarthi has extensive experience in designing, developing and deploying multiple products and solutions to market. He was previously the Chief Software Architect for Nasplex  Datacenters, LLC from 2010 through 2013, which was acquired by Transformyx Technologies, Inc. His job duties at Nasplex were to manage the design and development of various products and services. His role also included identifying key solutions for certain market spaces. He was also a cofounder of Team Cajunbot (University of Louisiana) - one of the teams that participated and was selected to run in the finals in the DARPA grand challenge for autonomous vehicle research (2004 - 2006). He holds a Master of Science in Computer Science from Southern Illinois University.

Archit Shah, Chief Financial Officer Mr. Shah brings over 20 years of experience in accounting and finance. As Chief Financial Officer for iCoreConnect, Mr. Shah manages the Company’s financial controls and systems. His proven corporate leadership skills guide iCoreConnect’s financial reporting, budgeting, forecasting, SEC filings, audits, and investor relations. Mr. Shah’s experience as a finance and operations consultant focused on start-ups, turnarounds and restructurings in a variety of industries ranging from pharmaceutical companies to consumer health products to fitness concepts. He brings significant business and finance expertise to the team having owned four nationally known franchise businesses in fitness and the commercial health and safety industries. Archit holds a Bachelor of Commerce (Honors) from the University of Manitoba and is a designated Chartered Professional Accountant (CPA, CA) from the Chartered Professional Accountants of Manitoba. He is a Certified Public Accountant by the State of Illinois.

All of our executive officers have entered into employment agreements with the Company. See the Compensation Discussion and Analysis section for summarized terms of these agreements.

Corporate Governance - Board Independence.

Our Board has determined that our directors, J.D. Smith, the Chairman of the Board, and Robert A. DeSanti are independent directors under the listing standards of The OTC Stock Market. Robert P. McDermott is our President and Chief Executive Officer and was our acting Chief Financial Officer until March 8, 2021 and who fulfills certain other roles as necessary, and Jeff Stellinga is our Director of Business.

Family Relationships.

There are no family relationships between any officer and director.

CORPORATE GOVERNANCE

Our Board of Directors

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

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Board Independence.

Our Board has determined that our directors, J.D. Smith, the Chairman of the Board and Robert A. DeSanti are independent directors under the listing standards of the OTC Stock Market. Robert P. McDermott is our President and Chief Executive Officer and was our acting Chief Financial Officer until March 8, 2021, who fulfills certain other roles as necessary and Jeff Stellinga is our Director of Business Development and is not considered to be independent directors. Our independent directors and our governance practices provide independent oversight of management.

The independent directors meet in periodic executive sessions, the results of which are discussed by our independent directors with the Chief Executive Officer.

Board Oversight of Risk.

Our Board bears the responsibility for maintaining oversight over our exposure to risk. Our Board, itself and through its committees, meets with various members of management regularly and discusses our material risk exposures, the potential impact on us and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers our risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and our internal controls. The Nominating and Governance Committee considers the risks associated with our corporate governance principles and procedures with the guidance of our counsel. Our Compensation Committee, in connection with the performance of its duties, considers risks associated with our compensation programs.

Audit Committee.

Our Audit Committee is composed of three directors, with Robert A. DeSanti identified as independent, as required by the Audit Committee charter, the Exchange Act and the SEC rules. The current members are Robert A. DeSanti (Chair), Paul Jackson and John Schneller. Our Board has determined that Robert A. DeSanti is an “Audit Committee Financial Expert,” as defined by the SEC rules.

Our Audit Committee, among other things is responsible for:

•	Considering the qualifications of and appoints and oversees the activities of our independent registered public accounting firm, i.e., our independent auditor;
•	Reviewing with the independent auditor any audit problems or difficulties encountered in the course of audit work;
•	Pre-approving all audit and non-audit services provided by the independent auditor;
•	Discussing with the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;
•

Reviewing our financial statements and reports and meets with management and the independent auditor to review, discuss and approve our financial statements ensuring the completeness and clarity of the disclosures in the financial statements;

•	Monitoring compliance with our internal controls, policies, procedures and practices;
•

Reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

•	Discussing our policies on risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control such exposures;
•	Reviewing our compliance and ethics programs, including legal and regulatory requirements, and reviews with management our periodic evaluation of the effectiveness of such programs;
•	Reviewing and approving related-party transactions; and
•	Undertaking such other activities as our Board from time to time may delegate to it.

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Nominating and Governance Committee.

Our Nominating and Governance Committee is composed of two directors. The current members are JD Smith (Chair) and Jeffrey Stellinga.

The nominating duties and responsibilities of the Committee are as follows:

•

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to the Board nominees for open or newly created director positions;

•	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;
•

To periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters;

•	To provide an orientation and education program for Directors; and
To perform such other duties as the Board may assign to the Committee.

The governance duties and responsibilities of the Committee are as follows:

•	To periodically assess the current structure and operations of the committees of the Board and recommend changes to the Board;
•	To develop and recommend to the Board corporate governance guidelines and to review such guidelines at least annually and recommend to the Board changes as necessary;
•	To develop and recommend to the Board procedures for the evaluation and self-evaluation of the Board and its committees and to oversee the evaluation process;
•	To perform an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively; and
•	To periodically review the compensation of the Board and recommend changes to the Board.

Compensation Committee.

Our Compensation Committee is composed of three directors. The current members are Jeff Stellinga (Chair), Paul Jackson and John M. Schneller. Our Compensation Committee held discussion in connection with the regular Board of Director meetings held during 2020.

Our Compensation Committee advises our Board with respect to our compensation practices and administers our 2016 Long-Term Incentive Plan. The principal duties and responsibilities of our Compensation Committee include:

•	Reviewing and approving compensation principles that apply generally to our employees;
•

Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his performance in light of the established goals and objectives and approving their annual compensation;

•	Reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer, the performance of the other executive officers and all direct reports of our Chief Executive Officer;
•	Overseeing our compliance with the requirements under trading market regulatory rules with respect to our long-term incentive compensation plan; and
•	Reviewing and discussing compensation programs that may create incentives that can affect our risk and management of that risk.

 Code of Ethics.

We have adopted a Code of Ethics, as supplemented by a Code of Conduct, which applies to all of our directors, officers (including our Chief Executive Officer, Chief Accounting and Financial Officer) and employees. The Code of Financial Ethics has been posted to our Internet website at www.icoreconnect.com. The Company satisfies disclosure requirements regarding amendments to, or waivers from, any provisions of its Code of Financial Ethics on its website.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide management and our Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short- and long-term stockholder value for us, including:

•	A significant amount of compensation should be linked to measurable success in business performance;
•	Management’s interests should be aligned with those of the stockholders’;
•	Both short and long-term financial and business objectives should be incentivizing; and
•

Compensation should be set at levels that will be competitive with the compensation offered by the local market, and to the extent possible, companies against whom we compete for executive talent so that we are able to attract and retain talented and experienced executives.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, we have adopted a compensation philosophy that contains both fixed and variable elements of compensation. Our compensation philosophy is to reward executives with compensation aligned with our short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk-taking. The elements of our total executive compensation are base salary, cash bonus and stock incentives. The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets.

Our Compensation Committee uses its judgment in allocating compensation between long- and short- term incentives and cash and non-cash components. Although long-term incentives are considered of great significance in aligning performance with stockholder interests, they have traditionally been a smaller component of aggregate compensation. The Compensation Committee has historically awarded long-term incentive compensation, in the form of equity awards, as consideration for Named Executive Officers (NEOs) entering into a new employment agreement.

Our Compensation Committee has the authority to review and approve compensation principles and practices that apply generally to our executives and senior employees. Our Compensation Committee reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates their performance in light of the established goals and objectives and approves their annual compensation. It also reviews the corporate goals and objectives established by our Chief Executive Officer relevant to the compensation of all other executive officers and all direct reports of the Chief Executive Officer. Based primarily on the evaluations and recommendations of our Chief Executive Officer of the performance of such executive officers and direct reports in light of the established goals and objectives, our Compensation Committee approves their annual compensation. It also reviews the evaluation process and compensation structure for the other members of our senior management and provides oversight regarding management’s decisions concerning the performance and compensation of such members of senior management.

Elements of Compensation

Salary.

Salary is intended to compensate our executives for performance of their core job responsibilities and duties. The base salaries of Robert McDermott, Dave Fidanza, Muralidar Chakravarthi, and Archit Shah are also set forth in their employment agreements. The employment agreements were negotiated between Messrs. Fidanza, Chakravarthi and Shah with the Chief Executive Officer in consultation with our Compensation Committee. The salaries set forth in their employment agreements were determined by the Chief Executive Officer, in consultation with our Compensation Committee, taking into consideration their roles and responsibilities within the Company, as well as the amount and components of aggregate compensation for comparable positions in our geographical market.

Equity Compensation.

Equity compensation is intended to incentivize employees and to promote alignment between our employees and our stockholders. Additionally, stock options and restricted stock are also aimed at retention as the vesting period or the period during which the restrictions lapse generally ranges from one to three years.

Our Compensation Committee granted stock options and/or restricted stock to Robert McDermott, David Fidanza, Muralidar Chakravarthi and Archit Shah in connection with their entering into their respective employment agreements. In addition, certain NEO generally receives an equity compensation grant once a year in connection with annual performance reviews based on an assessment of such person’s individual performance, as well as our overall performance and the dilutive effect of the equity awards.

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Equity Compensation Plan Information.

•

The Company’s Amended and Restated 2016 Long-Term Incentive Plan. The Company has a long term incentive plan which was adopted in 2016 and thereafter amended and restated in 2019 (the “Amended and Restated 2016 Long-Term Incentive Plan or the “Plan”) the purpose of provide a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders. This amended and restated Plan will be effective as of August 28, 2019, subject to approval by the Company’s stockholders (the “2019 Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall apply to Awards (as defined below) granted on or after the 2019 Amendment Effective Date. Awards granted prior to the 2019 Amendment Effective Date shall continue to be governed by the applicable Award Agreements and the terms of the Plan without giving effect to changes made pursuant to this 2019 Plan restatement, and the Committee shall administer such Awards in accordance with the Plan without giving effect to changes made pursuant to this 2019 Plan restatement.

•

Limits Under the Plan. The Plan limits the aggregate number of shares of stock for which awards may be granted under the Plan (including awards granted under the Plan since its inception) to 2,500,000, subject to certain adjustments as provided in the amended and restated Plan.

Awards granted under the Plan which were forfeited, terminated, surrendered, cancelled or have expired, are disregarded for purposes of this limit. Shares of stock will not again be available for award if such shares are surrendered or withheld as payment either of the exercise price of an option or of withholding taxes in respect of the exercise, settlement or payment of, or the lapse of restrictions with respect to, any award. Shares purchased in the open market with proceeds from option exercises shall not be available for award. Awards settled solely in cash shall not reduce the number of shares of stock available for issuance under the amended and restated Plan.

During any calendar year, no participant may be granted awards that may be settled by delivery of more than 500,000 shares of stock, subject to certain adjustments as provided in the amended and restated Plan. With respect to awards that may be settled in cash (in whole or in part), no participant may be paid during any calendar year cash amounts relating to such awards that exceed the greater of the fair market value of 500,000 shares (subject to certain adjustments as provided in the amended and restated Plan) at the date of grant or the date of settlement of the award. In addition, during any calendar year, no participant who is a non-employee director may be granted awards that may be settled by delivery of more than 150,000 shares of stock in the aggregate, subject to certain adjustments as provided in the amended and restated Plan.

Administration of the Plan; Amendment and Termination.

Unless otherwise determined by our Board of Directors, our Compensation Committee administers the amended and restated Plan and has the authority to:

•	Select persons to whom awards may be granted;
•	Determine the type or types of awards to be granted to each such person;
•

Determine the terms and conditions of awards (including, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability or settlement of an award, and performance conditions relating to an award);

•	Accelerate vesting of any award in connection with a participant’s death, retirement, disability or involuntary termination of employment or service, in the event of a change in control or a corporate transaction or event, or in other circumstances as the Compensation Committee deems appropriate;
•

Determine whether, to what extent and under what circumstances an award may be settled, or the exercise price of an award may be paid in cash, stock, other awards, or other property, or an award may be canceled, forfeited or surrendered;

•

Determine whether, to what extent and under what circumstances cash, stock, other awards or other property payable with respect to an award will be deferred either automatically, at the election of the Compensation Committee or at the election of the participant, consistent with Section 409A of the Code;

•

Determine the restrictions, if any, to which stock received upon exercise or settlement of award shall be subject and condition the delivery of such stock upon the execution by the participant of any agreement providing for such restrictions;

•	Prescribe the form of each award agreement;
•	Adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem advisable to administer the amended and restated Plan;
•

Correct any defect or supply any omission or reconcile any inconsistency in the amended and restated Plan and to interpret the amended and restated Plan and any award, rules and regulations, award agreement or other instrument thereunder; and

•

Make all other decisions as may be required under the terms of the amended and restated Plan or as the Compensation Committee may deem necessary or advisable for the administration of the amended and restated Plan.

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Types of Awards.

Awards under the amended and restated Plan may take the form of:

•	Options to purchase shares of Common Stock, including incentive stock options (“ISOs”), non- qualified stock options or both;
•	Restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions;
•	Deferred stock, representing the right to receive shares of stock in the future;
•	Bonus stock and awards in lieu of cash compensation;
•	Dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock; or
•	Other awards not otherwise provided for, denominated or payable in, or based upon or related to the Common Stock and factors which may influence the value of Common Stock.

Awards granted under the amended and restated Plan are generally not assignable or transferable except by the laws of descent and distribution; however, the Plan provides that awards and rights (other than ISOs in tandem therewith) may be transferred during a participant’s lifetime to the participant’s spouse, children or grandchildren (including adopted and step children or grandchildren), parents, grandparents, and siblings, as permitted by the Compensation Committee. In addition, the same awards and rights may also be transferred to a trust for the benefit of the participant or a family member listed in the previous sentence; to a partnership, limited liability Company, or corporation that is wholly owned by one or more of the family members listed in the previous sentence; or to a charitable organization. Such transfers, if any, are conditioned on the requirement that the permitted assignee be bound by and subject to the terms of the Plan and any applicable award agreement, and that the participant remain bound by the terms and conditions of the Plan.

Adjustments Due to Changes in the Company’s Capital Structure.

If there is a recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of stock or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the Company’s outstanding Common Stock as a class, then the Compensation Committee shall equitably adjust any or all of (i) the number and kind of shares of Common Stock reserved and available for awards under the amended and restated Plan, including shares reserved for ISOs and the number of shares which may be issued without regard to the minimum vesting requirements, (ii) the number and kind of shares of outstanding restricted stock or other outstanding awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding awards, (iv) the maximum number and kind of shares of stock for which any individual may receive awards in any year, and (v) the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the Compensation Committee may make provision for a cash payment with respect to any outstanding award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding awards. However, any fractional shares resulting from such adjustment shall be eliminated. The Compensation Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards (to the extent permitted by the repricing provisions of the amended and restated Plan described below), or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, any parent or any subsidiary or the financial statements of the Company, any parent or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

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Increase of Shares Available for Award.

Accordingly, subject to stockholder approval, in April 2020 our Board of Directors has approved an amendment and restatement of the Company’s Amended and Restated 2016 Long-Term Incentive Plan (the “Plan”). The principal changes included in the amended and restated Plan are:

•

An increase in the number of shares of our Common Stock for which awards may be granted under the amended and restated Plan by 2,500,000 so that the aggregate number of shares issuable under the amended and restated Plan since the Plan’s inception is equal to 5,000,000; and

•	Certain additional revisions to the Plan, that our Board believes will promote good governance.

The proposed amended and restated Plan is set forth as Appendix A to this Proxy Statement that was filed on April 29, 2020 with respect to the 2020 Annual Stockholders Meeting originally scheduled to be held on August 28, 2020, but instead rescheduled to be held on December 17, 2020. The discussion of the amended and restated Plan that follows is intended to provide only a summary of the principal features of the Plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached amended and restated Plan. If our stockholders approve the amended and restated Plan, awards granted effective on or after August 28, 2019 will be governed by the terms of the amended and restated Plan. Awards previously granted under the Plan will continue to be governed by the applicable terms of the Plan and award agreements, and the Compensation Committee will administer such awards in accordance with the Plan, without giving effect to the amendments made pursuant to the amended and restated Plan. If our stockholders do not approve the amended and restated Plan, the changes described below and the increase in shares available for issuance under the amended and restated Plan will not be given effect, and the Plan will remain in effect according to its terms.

As of April 27, 2021, only 72,000 shares were available for awards granted under the Plan.

Our Board of Directors believes that this amount is not sufficient for future grants in light of our compensation structure and strategy.

Summary Compensation Table.

The following table sets forth information concerning the compensation of our NEOs.

	Fiscal Year	Base Salary	Stock Awards (1)	Commissions	Options (2)	All other (3)	Total

Robert McDermott	2020	$269,000	$-	$113,839	$-	$39,048	$421,887
Chief Executive Officer and President	2019	256,771	466,132	62,426	31,075	39,048	855,452

David Fidanza	2020	$140,417	$-	$1,874	$-	$9,000	151,291
Chief Information Officer	2019	117,500	21,250	6,261	13,351	9,000	167,362

Murali Chakravarthi	2020	$125,000	$-		$-	$6,000	$131,000
Chief Technology Officer	2019	113,750	22,917		13,350	6,000	156,017

Notes:

1.

Represents the aggregate grant date fair value of the shares of the Company’s Common Stock awarded as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity. For information, regarding the valuation of these awards, including assumptions, refer to Note 4 to the Company’s Financial Statements as a part of this filing.

2.	The grant date fair value of the performance award options, and restricted Common Stock included in this column is the awarded employment agreement terms determined as of the grant date.

3.	These amounts are for Health Care Insurance reimbursement and automobile allowances as per the terms of the respective employment agreement

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Employment Agreements with Named Executive Officers.

On July 1, 2018, Robert McDermott, the President and Chief Executive Officer of the Company entered into an employment agreement with the Company pursuant to which the Company, pursuant to which the Company employed Mr. McDermott for a term of three years and six months. Mr. McDermott received a starting annual base salary of $250,000 per annum which increased to $262,500 per annum on July 1, 2019 and will increase to $275,500 per annum on July 1, 2020 and $289,000 per annum on July 1, 2021. In addition, Mr. McDermott is eligible to receive incentive bonus compensation pursuant to an executive bonus plan approved by the Board of Directors of the Compensation Committee of the Board of Directors. For the year ended December 31, 2018 Mr. McDermott received a bonus of 350,000 restricted shares and for the year ended December 31, 2019 he received a cash bonus of $75,000 and the Company plans to award him 800,000 restricted shares in early 2020 which has been reflected as compensation expense in the accompanying 2019 Consolidated Statements of Operations. Also, Mr. McDermott was awarded an option to purchase 700,000 shares of the Company’s Common Stock of which 33% (233,333 shares) vested on July 1, 2018, another 33% (233,333 shares) vested on July 1, 2019 and the remaining 33% (233,334 shares) will vest on July 1, 2020. In the event of termination of Mr. McDermott’s employment due to a change in control, by reason of his death or disability or by the Company without cause, his stock options that have not already vested will fully vest on the date of termination and any restrictions on any restricted stock owned by Mr. McDermott shall be lifted. Further, in the event of the termination of Mr. McDermott’s employment (i) due to a change in control Mr. McDermott will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the 24 month period following the date of termination, (ii) due to death or disability Mr. McDermott or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. McDermott will continue to receive his base salary for the 18 month period following the date of termination or through the end of the employment period, whichever is longer.

The Company issued a note payable to Mr. McDermott on December 31, 2018, with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments, and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019, was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019, with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments, and a balloon payment due by the maturity date of December 31, 2020. The amounts owing on the note as of December 31, 2019, were $556,000 of principal plus a nominal amount of accrued interest. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. Subsequent to the end of fiscal 2020, the maturity on the note payable to Mr. McDermott was extended to a new two-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2023. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the second year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid. The note is secured by all of the assets of our Company.

On October 1, 2018, David Fidanza, the Chief Information Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Fidanza for a term of three years. Mr. Fidanza received a starting annual base salary of $115,000 per annum which increased to $125,000 per annum on October 1, 2019 and will increase to $130,000 per annum on October 1, 2020. Also, Mr. Fidanza was awarded an option to purchase 300,000 shares of the Company’s Common Stock. 33% of the option award (100,000 shares) vested on October 1, 2018 and another 33% (100,000 shares) vested on October 1, 2019 and the remaining 33% (100,000 shares) will vest on October 1, 2020. In the event of termination of Mr. Fidanza’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Fidanza shall be lifted.

Further, in the event of the termination of Mr. Fidanza’s employment (i) due to a change in control Mr. Fidanza will continue to receive his salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Fidanza or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Fidanza will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.

On November 1, 2018, Murali Chakravarthi, the Chief Technology Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Chakravarthi for three years. Mr. Chakravarthi is to receive an annual base salary of $120,000. Also, Mr. Chakravarthi was awarded an option to purchase 300,000 shares of the Company’s Common Stock. 33% of the option award (100,000 shares) vested on November 1, 2018 and another 33% (100,000 shares) vested on November 1, 2019 and the remaining 33% (100,000 shares) will vest on November 1, 2020. In the event of termination of Mr. Chakravarthi’s employment due to a change in control, by reason of his death or disability of by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Chakravarthi shall be lifted. Further, in the event of the termination of Mr. Chakravarthi’s employment (i) due to a change in control Mr. Chakravarthi will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Chakravarthi or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Chakravarthi will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.

On September 7, 2021, Mr. Archit Shah, the Chief Financial Offer of the Company entered into an employment agreement with the Company, pursuant to which the Company employs Mr. Shah for three years. Mr. Shah is to receive an annual base salary of $232,500 per annum which increases to $242,500 on September 7, 2022 and will increase to $255,000 per annum on September 7, 2023. Mr. Shah was awarded the option to purchase 2,880,000 share of the Company’s Common Stock. The option award vests at a rate of 33% per year beginning September 7, 2022 to September 7, 2024.

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Involvement in Certain Legal Proceedings.

None of our directors and executive officers has been involved in any of the following events during the past ten years: any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

1.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment Company, bank, savings and loan association or insurance Company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

3.

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

5.

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

6.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)

any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

7.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of October 1, 2021, our common stock trades on the OTCQB under the trading symbol ICCT. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividend Policy.

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

Holders.

The number of record holders of our common stock at October 1, 2021, was 512.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions during the years ended December 31, 2020 and 2019 and subsequent thereto to which we have been a party, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements other than compensation arrangements described under “Executive Compensation.”

The Company issued a note payable to Robert McDermott, our CEO, on December 31, 2018, with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments, and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019, was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020. The amounts owing on the note as of December 31, 2019, were $556,000 of principal plus a nominal amount of accrued interest. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. Subsequent to the end of fiscal 2020, the maturity on note payable to Mr. McDermott was extended to a new two-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2023. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the second year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid. The note is secured by all of the assets of our Company.

In January of 2021, executives and employees converted notes payable and services rendered of $481,923 into approximately 7.9 million shares of Common Stock.

On September 1st, 2021, iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Spectrum Technology Solutions, LLC, an Arizona limited liability company, (“Seller”), in exchange for (i) 4,046,617 shares of restricted Common Stock of Buyer, (ii) $1,500,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

On April 23, 2021 the Company acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Seller”), in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of the Seller.

For the period April 1, 2021 through May 17, 2021, the Company issued 10,420,000 shares of Common Stock for cash proceeds totaling $1,042,000. The proceeds were used for the acquisition of Advantech and general corporate purposes. The Company also issued 5,000,000 shares of common stock during the period to acquire the assets of Advantech.

In April 2021, the Company signed a $150,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $150,000 from a finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 780,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common Stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

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In April 2021, the Company signed a $350,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $350,000 from the same finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000 from a second finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $250,000 from a third finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $230,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

On April 30, 2021, the Company paid off the note from a finance company in the amount of $77,223.

On January 22, 2021, we entered into a Warrant Agreements and a registration rights agreement (the “Registration Rights Agreement”) with Selling Stockholders. We have made two amendments to such Warrant Agreements (the Warrant Agreements is referred to as the “Warrant Agreements”) relating to the name of the warrant holder. On the same date we entered into a Securities Warrant Agreements with Selling Stockholders to sell 6,000,000 shares of our common stock for $300,000. To date we have sold 4,000,000 shares for $200,000 with an additional 2,000,000 shares to be sold for $100,000 five days after the filing of this Registration Statement. To date we have received no proceeds from the sale of our shares of our common stock to the Selling Stockholders pursuant to the terms of the Warrant Agreements. Under the Warrant Agreements, we have the right to sell to Selling Stockholders up to $5,000,000 in shares of common stock, subject to certain limitations and conditions set forth in the Warrant Agreements. As consideration for Tysadco Partner’s commitment to purchase shares of common stock pursuant to the Warrant Agreements, we issued to Selling Stockholders 250,000 shares of common stock, or the Commitment Shares. We did not receive any cash proceeds from the issuance of such shares. See the “Warrant Agreements” for additional information regarding the terms of the Warrant Agreements and Registration Rights Agreement that we entered into with Selling Stockholders.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 28, 2021 by:

•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of June 28, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 144,224,899 shares of common stock outstanding.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is c/o iCoreConnect, Inc., 3554 W. Orange Country Club Drive, Suite 220, Winter Garden, Florida 34787.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned*
Jerry Smith	12,332,723	7.95%
Robert A DeSanti	11,098,368	7.15%
Robert P McDermott	10,860,945	7.00%
Jeffrey W Stellinga	8,108,845	5.23%
John M Schneller	3,006,388	1.94%
David Fidanza	919,862	0.59%
Murali Chakravarthi	590,753	0.38%
JD Smith	350,140	0.23%
All executive officers and directors as a group (8 persons)	47,268,024	30.48%

* Calculated on the basis of 155,030,295 shares of Common Stock outstanding on October 1, 2021. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired through the exercise of options, warrants, and other rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 9,100,000 shares of our common stock

Common Stock.

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus

58

Pursuant to the terms of the five (5) Warrant Agreements entered into between us and the Selling Stockholders, we agreed to file a registration statement for the resale of the shares of common stock that have been or will be issued to the Selling Stockholders within one hundred and eighty (180) days of the date of the Warrant Agreements. In the event the Registration Statement is not declared effective during this time period the Selling Stockholders will be entitled to receive shares as a “cashless exercise”.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

DESCRIPTION OF OUR CAPITAL STOCK

General

The total number of shares of all classes which we have authority to issue is 610,000,000 shares of capital stock of which 600,000,000 shares are designated as “Common Stock” with a par value of $0.001 per share and 10,000,000 shares are designated as “Preferred Stock” with a par value of $0.001 per share.

As of October 1, 2021 we had 155,030,295 issued and outstanding shares of Common Stock. No shares of preferred stock have been issued by the Company.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

Common Stock.

Subject to all of the rights of the Shares as expressly provided herein, by law or by the Articles of Incorporation, our Common Stock possesses all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Articles of Incorporation, including, but not limited to, the following rights and privileges:

1.	Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

2.	The holders of common stock shall have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

3.

Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.

Preferred Stock.

Subject to all of the rights of the Shares as expressly provided herein, by law or by the Articles of Incorporation, our Preferred Stock possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Articles of Incorporation, including, but not limited to, the following rights and privileges:

1.

The Board of Directors is vested with the authority to have one or more classes of Preferred Stock and to prescribe the classes, series and the number of each class, or series of stock voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock. The action by the Board of Directors prescribing the rights of Preferred Stock shall be done by resolution.

59

Board of Directors.

The governing board of our Company shall be styled as a “Board of Directors”, and any member of the Board shall be styled as a “Director.”

The number of directors of the Company may be increased or decreased in the manner provided in the Bylaws; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

Indemnification.

The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

We will, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify un-der the law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Articles of Incorporation.

We reserve the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation in the manner now or here-after prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The Board of directors is authorized to make Non-Material changes to the Articles of Incorporation and to take any and all actions without shareholder approval, which are allowed by the General Corporation Law of the state of Nevada. “Non-Material” for the purpose of this paragraph shall be construed to mean a change that does not affect the rights or benefits of the shareholders.

Transfer Agent.

The transfer agent and registrar for our common stock is Pacific Stock Transfer. Its address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

Listing.

Our common stock is traded on the OTCQB Venture Market under the symbol ICCT.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Snyderburn, Rishoi & Swann, LLP, of Orlando, Florida.

EXPERTS

The financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and the unaudited financial statements for the six months ended June 30, 2021 and 2020 included in this Registration Statement, of which this prospectus forms a part, have been so included in reliance on the reports of Cherry Bekaert, LLP and BF Borgers CPA, PC, independent registered public accounting firms appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are publicly available through the SEC’s website at www.sec.gov. We also maintain a website at www.icoreconnect.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION

POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation contain provisions that permit us to indemnify our directors and officers to the fullest extent permitted by Nevada law. Our bylaws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of the Company or our subsidiaries, unless that indemnification is prohibited by law. These provisions do not limit or eliminate our rights or the rights of any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a directors or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The rights of indemnification provided in our articles of incorporation and bylaws are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

F-1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of iCoreConnect, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of iCoreConnect, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2019 and 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s evaluations of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board of the United States of America (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditors since 2017.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 27, 2020

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of iCoreConnect, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of iCoreConnect, Inc. (the “Company”) as of December 31, 2020 and the related consolidated statement of operations, shareholders’ equity (deficit), and cash flows for the period ended December 31, 2020, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition in Relation to Fraud

As described in Note 2 to the consolidated financial statements, management applies FASB Topic 606, Revenue from Contacts with Customers (“ASC 606”) to recognize revenue. Management recognizes revenue upon transfer of control of promised products to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products. The Company’s revenue is divided into five sources, but the vast majority can be most simply described as Software as a Service (“SaaS”) revenue. SaaS revenue transactions are recognized ratably over the contract term.

The principal considerations for our determination that performing procedures over the ratable recognition of SaaS revenue contracts and subsequent payment collections is a critical audit matter are there are more significant risks associated with the ratable recognition of this revenue. This in turn led to significant effort in performing our audit procedures which were designed to evaluate whether the contractual terms, the timing of revenue recognition and the subsequent collections were appropriately identified and accounted for by management under ASC 606.

Our audit procedures included, among others, understanding of controls relating to management’s revenue recognition process, examining transaction related documents, confirming revenues and outstanding receivables at the balance sheet date with a sample of the SaaS customers, and testing collections subsequent to the balance sheet date.

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, Colorado

April 22, 2021

F-3

iCoreConnect, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$7,619	$445,000
Accounts receivable, net	126,472	101,000
Prepaid expenses and other current assets	20,103	8,000
Total current assets	154,194	554,000

Property and equipment, net	2,405	6,000
Right of use lease asset - operating	150,477	53,000
Software development costs, net	768,907	625,000
Acquired technology, net	753,794	891,000
Customer relationships, net	369,524	-
Goodwill	491,376	393,000
Total long-term assets	2,536,483	1,968,000

TOTAL ASSETS	$2,690,677	$2,522,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$1,664,125	$1,001,000
Operating lease liability, current portion	89,088	55,000
Current maturities of long-term debt	1,429,207	880,000
Deferred revenue, current portion	2,775	-
Total current liabilities	3,185,195	1,936,000

Long-term debt, net of current maturities	-	13,000
Operating lease liability, net of current portion	61,389	-
Deferred revenue, net of current portion	73,033	108,000
Total long-term liabilities	134,422	121,000

TOTAL LIABILITIES	3,319,617	2,057,000

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock par value $0.001; 600,000,000 shares authorized; Issued and Outstanding: 90,081,336 as of December 31, 2020 and 67,476,089 as of December 31, 2019	90,081	67,000
Additional paid-in-capital	77,112,060	74,738,040
Accumulated deficit	(77,831,081)	(74,340,000)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(628,940)	465,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,690,677	$2,522,000

The accompanying notes are an integral part of these consolidated financial statements

F-4

iCoreConnect, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	December 31,	December 31,
	2020	2019
Revenue	$2,123,587	$1,014,000
Cost of sales	1,008,843	305,000
Gross profit	1,114,744	709,000

Expenses
Selling, general and administrative	3,447,014	3,434,000
Depreciation and amortization	906,060	655,000
Total operating expenses	4,353,074	4,089,000
Loss from operations	(3,238,330)	(3,380,000)

Other income (expense)
Interest expense	(238,820)	(236,000)
Other income (expense)	(50,733)	(64,000)
Gain on cancellation of liabilities	36,642	697,000
Total other income (expense)	(252,911)	397,000

Net loss	$(3,491,241)	$(2,983,000)

Net loss per share available to common stockholders, basic and diluted	$(0.05)	$(0.05)

Weighted average number of shares, basic and diluted	76,459,645	58,546,699

The accompanying notes are an integral part of these consolidated financial statements

F-5

iCoreConnect, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional		Total
	Common stock		Paid In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at January 1, 2019	50,864,131	$50,864	$70,335,000	$(71,344,000)	$(958,136)

Cumulative adjustment for the adoption of a new accounting pronouncement (Note 3)	-	-	-	(13,000)	(13,000)
Stock issued for cash and conversion of notes payable	12,435,759	12,000	3,205,000	-	3,217,000
Stock issued for services	66,666	-	17,000	-	17,000
Stock compensation expense	1,808,526	2,000	608,000	-	610,000
Stock issued for acquisition of technology (Note 12)	2,301,007	2,000	573,000	-	575,000
Net loss	-	-	-	(2,983,000)	(2,983,000)
Prior period rounding adjustment		612	(596)	160	176
Balances at December 31, 2019	67,476,089	67,476	74,737,404	(74,339,840)	465,040

			Additional		Total
	Common stock		Paid In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at January 1, 2020	67,476,089	$67,476	$74,737,404	$(74,339,840)	$465,040

Stock issued for cash	7,128,002	7,128	1,032,872	-	1,040,000
Stock issued for conversion of convertible notes payable	6,761,558	6,762	194,838	-	201,600
Stock compensation expense	2,124,693	2,125	421,175	-	423,300
Stock issued as origination fee in convertible debt agreement	50,000	50	4,450	-	4,500
Stock issued for asset acquisition of TrinIT (Note 8)	730,000	730	182,270	-	183,000
Stock issued for conversion of accounts payable	1,000,000	1,000	249,781	-	250,780
Stock issued for stock option exercises	5,000	5	995	-	1,000
Stock issued as commitment fee on note	250,000	250	37,250		37,500
Stock issued as true-up portion of Warrant Agreements for Claricare	4,555,994	4,556	251,025		255,581
Net loss	-	-	-	(3,491,241)	(3,491,241)
Balances at December 31, 2020	90,081,336	$90,081	77,112,060	(77,831,081)	(628,940)

The accompanying notes are an integral part of these consolidated financial statements

F-6

iCoreConnect, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,491,241)	$(2,983,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	6,595	5,000
Amortization expense	898,622	650,000
Change in allowance for doubtful accounts	60,000	5,000
Gain on cancellation of liabilities	(12,642)	(697,000)
Stock issued for services	-	17,000
Stock compensation expense	422,175	610,000
Non-cash interest expense	55,000	-
Changes in assets and liabilities:
Accounts receivable	(85,472)	118,000
Prepaid expenses	(6,103)	1,000
Right of use asset, net of lease liability	(2,000)	(11,000)
Accounts payable and accrued expenses	922,767	625,000
Deferred revenue	(38,192)	(7,000)
NET CASH USED IN OPERATING ACTIVITIES	(1,270,491)	(1,667,000)

INVESTING ACTIVITIES
Cash portion of consideration paid to acquire ClariCare	-	(50,000)
Cash portion of consideration paid to acquire TrinIT (see Note 8)	(374,900)	-
Additions to capitalized software	(543,000)	(423,000)
NET CASH USED IN INVESTING ACTIVITIES	(917,900)	(473,000)

FINANCING ACTIVITIES
Net proceeds from debt	676,000	123,000
Payments on debt	(70,793)	(736,000)
Proceeds from issuance of common stock	1,050,488	3,197,000
Proceeds from exercise of employee stock options	1,000	-
Conversion of convertible debt into common stock	94,315
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,751,010	2,584,000

NET CHANGE IN CASH	(437,381)	444,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	445,000	1,000
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$7,619	$445,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$94,126	$195,000
Stock issued for acquisition of TrinIT	$183,000
Stock issued for acquisition of technology	$-	$575,000
Stock issued for conversion of convertible notes payable	$240,315	$-
Stock issued for conversion of notes payable	$-	$20,000
Stock issued for conversion of accounts payable	$250,000	$75,000

The accompanying notes are an integral part of these consolidated financial statements

F-7

Notes to Consolidated Financial Statements.

(All amounts rounded to the nearest thousands except share amounts)

1. NATURE OF OPERATIONS

iCoreConnect, Inc., (the “Company”), a Nevada Corporation, builds secure cloud-based HIPAA compliant communications systems, productivity and technology framework software focused on healthcare, although the core technology can be adopted to other vertical markets that require a high degree of secure data communication, such as the legal, financial and education fields.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidations

The accompanying consolidated financial statements are presented in United States dollars and include the accounts of the Company’s wholly owned subsidiaries, with all intercompany transactions eliminated. They have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States (GAAP).Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Fair Value of Financial Instruments

The Company measures certain financial assets at fair value. Fair value is determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Cash and Cash Equivalents

The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at United States banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. We maintain an allowance for doubtful accounts for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due us. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of our customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for doubtful accounts may be required. In addition, if the financial condition of our customers improves and collections of amounts outstanding commence or are reasonably assured, then we may reverse previously established allowances for doubtful accounts. The Company has estimated and recorded an allowance for doubtful accounts of $77,000 and $17,000 as of December 31, 2020 and 2019, respectively.

F-8

Property, Equipment and Depreciation

Property, equipment, and leasehold improvements are recorded at their historical cost. Depreciation and amortization have been determined using the straight-line method over the estimated useful lives of the assets which are computers and office equipment (3 years) and for office furniture and fixtures (7 years). The cost of repairs and maintenance is charged to operations in the period incurred.

Software Development Costs and Acquired Software

The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

We have determined that technological feasibility for our products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.

Impairment of Long-Lived Assets

Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount that the carrying amount of the asset exceeds the fair value of the asset.

Goodwill

Goodwill consists of the purchase price of business acquisitions in excess of the fair value of the net assets acquired. Goodwill is reviewed for impairment annually or when events or circumstances indicate that the carrying value of the reporting unit may exceed its fair value. If the carrying value of a reporting unit exceeds the fair value, an impairment loss will be recognized. The Company did not recognize any impairment charges for each of the years ended December 31, 2020 and 2019.

We are required to test our goodwill for impairment at least annually, or more frequently if conditions indicate that an impairment may have occurred. Goodwill is tested for impairment at the asset level. Our reporting units are acquired companies at which discrete financial information may be available and for which operating results are regularly reviewed by our chief operating decision maker to allocate resources and assess performance.

We have the option to qualitatively or quantitatively assess goodwill for impairment and, in 2020, we evaluated our goodwill using a qualitative assessment process. If the qualitative factors determine that it is more likely than not that the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired. If the qualitative assessment determines it is more likely than not the fair value is less than the carrying amount, we would further evaluate for potential impairment.

As of December 31, 2020, we had $0.491 million of Goodwill on our balance sheet associated with two acquisitions, ICD Logic and TrinIT. ICD Logic related goodwill, which accounts for $0.361 million of the total Goodwill balance is the basis for the underlying technology associated with one of the Company’s faster growing and more promising SaaS offerings. TrinIT related Goodwill accounts for $0.130 million of the total Goodwill balance. The TrinIT acquisition was made in 2020 and is performing to expectations. During 2020, there were no indications of a triggering event at the 2 reporting units. The annual goodwill impairment analysis resulted in no indications of impairment in 2020 or 2019.

We are subject to financial statement risk to the extent that our goodwill become impaired due to decreases in the fair value. A future decline in performance, decreases in projected growth rates or margin assumptions or changes in discount rates could result in a potential impairment, which could have a material adverse impact on our financial position and results of operations.

F-9

Revenue Recognition

We have five (5) primary sources of revenue as of December 31, 2020:

1.	Electronic Health Records (EHR/Practice Management) software
2.	Encrypted and HIPAA Compliant Secure email
3.	ICD Coding Software
4.	ePrescription Software
5.	IT Managed Services

1)	Revenue from Practice Management software licensing arrangements are based on subscription basis using the software as a service (SaaS”) model with revenues recognized ratably over the contract term.

2)	Encrypted HIPAA compliant secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

3)

ICD Coding Software provides the 10th revision of the International Statistical Classification of Diseases and Related Health Problems (ICD), a medical classification list by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury or diseases. ICD coding services are provided on a subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term. The length of the contract period varies from monthly to multiyear.

4)	ePrescription software services are provided on an annual basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

5)	Managed IT services – Consist of 3 revenue streams.

(i)

Monthly recurring “Managed Service Provider (MSP)” model, (ii) periodic sale and installation of IT related hardware, and (iii) ad hoc customer IT projects. The MSP model revenue is recognized monthly on a recurring basis while the revenue relating to IT hardware and ad hoc customer IT projects is recognized when the services are performed.

On January 3, 2020, the Company purchased the assets of Computer Plumber, LLC, doing business as TrinIT (“TrinIT,”) an IT service company located in the Charlotte, North Carolina area to complement our technology line up. TrinIT generates revenue primarily from their: 1) monthly recurring “Managed Service Provider (MSP)” model, 2) periodic sale and installation of IT related hardware, and 3) ad hoc customer IT projects. The MSP model revenue is recognized monthly on a recurring basis while the revenue relating to IT hardware and ad hoc customer IT projects is recognized when the services are performed. (See Note 13.)

We recognize revenue for our service in accordance with accounting standard ASC 606. Our customers are acquired through our own salesforce and through the referrals from our many state association marketing partners. We primarily generate revenue from multiple software as a service (SaaS) offerings, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Approximately 80% of our revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of our revenue is 100% in North America.

Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. Substantially all subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

F-10

Advertising Costs

Advertising costs are reported in general and administrative expenses and include advertising, marketing and promotional programs and are charged as expenses in the year in which they are incurred. Advertising costs were $70,000 and $34,000 for the years ended December 31, 2020 and 2019, respectively.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.

The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company’s open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and to the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, convertible preferred stock and convertible notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.

F-11

Stock-Based Compensation

The Company uses the fair value method to account for the granting of options to purchase shares of its stock whereby all awards are recorded at fair value on the date of the grant. Share based awards with a performance condition are measured based on the probable outcome of that performance condition during the requisite service period. Such an award with a performance condition is accrued if it is probable that a performance condition will be achieved. Compensation costs for stock-based payments that do not include performance conditions are recognized on a straight-line basis. The fair value of all share purchase options is expensed over their requisite service period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model that uses the assumptions noted in the table below. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires a lessee, in most leases, to initially recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The guidance requires adoption using a modified retrospective transition approach with either 1) periods prior to the adoption date being recast or 2) a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods not recast. The Company adopted this standard on January 1, 2019 using the cumulative-effect adjustment method and elected certain practical expedients allowed under the standard.

The Company does not believe that any other issued, but not yet effective accounting standards, if currently adopted, will have a material effect on the Company’s consolidated financial position, results of operations and cash flows.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the fiscal year period ended Dec 31, 2020, the Company generated an operating loss of $3,491,241. In addition, the Company has an accumulated deficit, total stockholders’ deficit and net working capital deficit of $77,831,081, $628,940 and $3,031,001 at Dec 31, 2020, respectively. The Company’s activities were primarily financed through private placements of equity securities. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern.

Currently, management intends to develop a vastly improved healthcare communications system and intends to develop alliances with strategic partners to generate revenues that will sustain the Company. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-12

3. COMMON STOCK

Stock Issuances

During the year ended December 31, 2020, the Company issued 7,128,002 shares of common stock for cash of $1,040,000. The Company issued 6,761,558 shares of common stock for the conversion of notes payable of $201,600. The Company issued 730,000 shares of common stock for the acquisition of TrinIT (Note 8). The Company also issued 4,555,994 shares of common stock to acquire technology and certain other assets of ClariCare Inc. (See Note 12) in accordance with the asset Warrant Agreements. The Company issued 1,000,000 shares of common stock for the conversion accounts payable of $250,781. The Company issued 250,000 shares of common stock for a commitment fee on note of $37,500. The Company issued 2,124,693 shares of common stock for stock compensation expense of $423,300. The Company issued 50,000 shares of common stock for an origination fee for a convertible debt agreement for $4,500. The Company issued 5,000 shares of common stock for the exercise of stock options of $1,000.

During the year ended December 31, 2019, the Company issued 12,435,759 shares of common stock for cash and conversion of notes payable proceeds totaling $3,217,000. The Company also issued 2,301,007 shares of common stock to acquire technology and certain other assets of ClariCare Inc. (See Note 12). The Company also issued 66,666 shares of common stock as compensation to a former employee for services performed. The Company authorized 675,000 shares of restricted stock as compensation to certain executives and directors for services performed, of which 412,500 shares vested and were issued in 2019 with the remaining 262,500 shares vesting evenly in 2020 and 2021. Lastly, the Company issued 1,396,026 shares of restricted stock during 2019 related to the vesting of prior year restricted stock grants.

Stock Options

Certain employees and executives have been granted options or warrants that are compensatory in nature. A summary of option activity for the year ended December 31, 2020 and 2019 are presented below:

2019 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2018	198,402	$10.40	0.7	$-

Granted	1,300,000	$0.25	10.2
Exercised	-
Forfeited/expired	(142,245)	$9.05

Balance Outstanding - December 31, 2018	1,356,157	$0.31	9.8	$-

Exercisable - December 31, 2018	489,490	$0.29	9.1	$-

Balance Outstanding - January 1, 2019	1,356,157	$0.31	9.8	$-

Granted	135,000	$0.15	9.2
Exercised	-
Forfeited	(81,157)	$1.17
Balance Outstanding - December 31, 2019	1,410,000	$0.24	9.2	$-

Exercisable - December 31, 2019	976,667	$0.24	9.2	$-

F-13

2019 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest
Nonvested - January 1, 2018	18,719	$10.40	0.7

Granted	1,300,000	$0.13
Vested	(452,052)	$0.31
Forfeited/expired	-

Nonvested - December 31, 2018	866,667	$0.13	1.6

Nonvested - January 1, 2019	866,667	$0.13	1.6

Granted	135,000	$0.15
Vested	(568,334)	$0.13
Forfeited/expired	-
Nonvested - December 31, 2019	433,333	$0.13	0.6

2020 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2020	1,410,000	$0.24	8.7	$-

Granted	-	$-
Exercised	(5,000)	$0.15
Forfeited	-	$-
Balance Outstanding - December 31, 2020	1,405,000	$0.24	7.7	$-

Exercisable - December 31, 2020	1,405,000	$0.24	7.7	$-

2020 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2020	433,333	$0.13	0.6

Granted	-	$-
Vested	(433,333)	$0.13
Forfeited/expired	-
Nonvested - December 31, 2020	-	$-	0.00

F-14

Restricted Stock Compensation

On April 13, 2020, the Company’s Board of Directors approved the grant of 250,000 restricted share of common stock to Directors of the Company, for services to be rendered during 2020, all of which vested on December 31, 2020. Compensation expense related to this grant for the year 2020 was $50,000 based upon fair value of our common stock of $.25 per share.

On February 21, 2019, the Company’s Board of Directors approved the grant of 200,000 restricted shares of common stock to Directors of the Company, for services to be rendered during 2019, all of which shares vested on December 31, 2019. Compensation expense related to this grant for the year 2019 was $50,000 based upon the estimated fair value of our common stock of $0.25 per share.

On February 21, 2019, the Company’s Board of Directors approved the grant of 475,000 restricted shares of common stock to management, for services rendered, of which 212,500 shares vested on the date of the Board of Director approval, with 131,250 shares vesting on each of the next two anniversary dates of the Board of Director approval. The total unvested restricted stock of 262,500 shares has been excluded from the shares of common stock outstanding on December 31, 2019 in the accompanying financial statements due to the restrictions on the shares. Compensation expense related to this grant for the year 2019 was approximately $81,000 based upon the estimated fair value of our common stock of $0.25 per share. Compensation expense of approximately $33,000 and $5,000 will be recognized related to this grant for each of the years 2020 and 2021, respectively.

Compensation expense related to this planned grant for the year 2019 was $250,000 based upon the estimated fair value of our common stock of $0.25 per share, the offset to which is included in accrued expenses in the 2019 Consolidated Balance Sheets.

On April 1, 2018, the Company reached an agreement with a Director of the Company, to issue 1,000,000 shares of restricted common stock as compensation for past services including securities offerings, financings, special projects and other matters similar in nature of which 333,333 shares vested upon issuance and 666,667 shares will vest evenly in 2019 and 2020. The total unvested restricted stock of 333,334 shares has been excluded from the shares of common stock outstanding on December 31, 2019 in the accompanying financial statements due to the restrictions on the shares. Compensation expense related to this grant for the year 2019 was approximately $83,000 based upon the estimated fair value of our common stock of $0.25 per share. Compensation expense related to this grant of approximately $31,000 was recognized in 2020.

On May 22, 2018, the Company’s Board of Directors approved the grant of 4,287,161 shares of restricted common stock to management, for services rendered, of which 2,858,107 shares vested upon issuance and 1,429,054 shares vest evenly in 2019 and 2020. The total unvested restricted stock as of December 31, 2019 of 714,527 shares has been excluded from the shares of common stock outstanding on December 31, 2019 in the accompanying financial statements due to the restrictions on the shares. Compensation expense related to this grant for the year 2019 was approximately $179,000 based upon the estimated fair value of our common stock of $0.25 per share. Compensation expense related to this grant of approximately $67,000 was recognized in 2020.

Warrants

During the year ended December 31, 2019, the Company issued 55,000 warrants related to subscriptions of common stock which warrants have an exercise price of $1.35 per share and will expire on December 31, 2020. During the year ended December 31, 2019, none of these warrants expired or were exercised.

During the year ended December 31, 2018, the Company issued 4,002,646 warrants related to subscriptions of common stock which warrants have an exercise price of $1.35 per share and will expire on December 31, 2020. During the year ended December 31, 2018, 72,669 warrants expired, and none were exercised.

All outstanding warrants expired on December 31, 2020 with none being exercised.

F-15

4. PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and consist of the following:

	December 31,	December 31,
	2020	2019

Furniture and fixtures	$7,740	$8,000
Leasehold improvements	26,145	26,000
Equipment	16,439	16,000
	$50,324	$50,000
Less accumulated depreciation	(47,919)	(44,000)
	$2,405	$6,000

Depreciation expense on property and equipment for the years ended December 31, 2020 and 2019, were $6,595 and $5,000, respectively.

5. SOFTWARE DEVELOPMENT COSTS

A summary of the capitalization and amortization of software development costs as of the dates indicated follows:

	December 31,	December 31,
	2020	2019
Development costs	$2,479,137	$1,936,000
Acquired technology	1,527,186	1,277,000
Less accumulated amortization	(2,483,622)	(1,697,000)
	$1,522,701	$1,516,000

Amortization of software development costs and acquired technology for the years ended December 31, 2020 and 2019, were $899,000 and $628,000, respectively.

6. LONG-TERM DEBT

		December 31	December 31
		2019	2020
(1)	Note payable bearing interest at 12.0% per annum, due December 31, 2020	$118,000	$118,000
(2)	Related Party Long term debt bearing interest at 8%, due April 15, 2021	100,257	92,602
(3)	Related Party Promissory note bearing interest at 18%, due December 31, 2020	535,021	556,331
(4)	Convertible note bearing interest at 10%, due July 15, 2021	156,438	81,018
(5)	Convertible note bearing interest at 10%, due March 2, 2021	189,444	-
(6)	Convertible note bearing interest at 10%, due December 16, 2020	-	45,184
		1,099,160	893,135
	Less current maturities	(1,099,160)	(880,579)
	Total Long-term debt	$-	$12,556

Total future minimum payments due on long-term debt as of December 31, 2020:
2021	1,099,160
2022	-
1,099,160

F-16

Our notes payable (including accrued interest) are summarized as follows:

1.

The Company issued a note payable to a related party on December 31, 2018 with a principal amount of $100,000 bearing interest at a rate of 12% per annum, with quarterly accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019 was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $100,000 bearing interest at a rate of 12% per annum, with quarterly accrued interest payments and a balloon payment due on the maturity date of December 31, 2020. The amounts owing on the note as of December 31, 2019 were $100,000 of principal plus $18,000 of accrued interest. In January of 2021, $136,000 of principal and accrued interest was converted into 2,720,000 shares of Common Stock.

2.

The Company issued a note payable to a related party on December 31, 2018 with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019 was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020. The amounts owing on the note as of December 31, 2019 were $556,000 of principal plus a nominal amount of accrued interest. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. Subsequent to the end of fiscal 2020, the maturity on note payable to the related party was extended to a new 2-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2023. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the 2nd year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid.

3.

In August 2019, the Company signed a $78,000 convertible promissory note payable to a finance company due twelve months after issuance and received $75,000 net of closing fees. Interest at 10% per annum not due until maturity. The amounts owing on the convertible note as of December 31, 2019 were $78,000 in principal with accrued interest of $3,000. One hundred eighty (180) days following the date of funding and thereafter, the note was convertible into common stock of the Company (“Common Stock”). The conversion price of the Note was 61% of the Market Price (as defined in the Note) for the Common Stock (a discount of 39%). The conversion price was determined on the basis of the average of the three (3) lowest closing bid prices for the Common Stock during the prior fifteen (15) trading day period. There was an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company had no right of prepayment. The note holder was limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. This convertible promissory note was converted in full in 2020.

4.

In December 2019, the Company signed a $45,000 convertible promissory note payable to a second finance company due twelve (12) months after issuance and received $40,000 net of closing fees. Interest at 10% per annum is not due until maturity. The amounts owing on the convertible note as of December 31, 2019 were $45,000 of principal and a nominal amount of accrued interest. One hundred eighty (180) days following the date of funding and thereafter, the note was convertible into common stock of the Company (“Common Stock”). The conversion price of the Note was 61% of the Market Price (as defined in the Note) for the Common Stock (a discount of 39%). The conversion price was determined on the basis of the lowest traded price for the Common Stock during the prior twenty (20) trading day period. There was an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company had no right of prepayment. The note holder was limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. This convertible promissory note was paid off in December of 2020.

7. INCOME TAXES

The Company has incurred net losses since inception. As of December 31, 2019, the Company had cumulative federal net operating loss carryforwards of approximately $9,924,000 which are available to be carried forward indefinitely and federal net operating loss carryforwards of approximately $55,276,000 which at the latter date may be carried forward for tax years ending through December 31, 2037. Utilization of NOL carryforwards may be limited under various sections of the Internal Revenue Code depending on the nature of the Company’s operations. The Company’s income tax returns are subject to examination by the Internal Revenue Service and applicable state taxing authorities, generally for a period of three (3) years from the date of filing.

F-17

Deferred taxes comprise the following as of December 31, 2020 and 2019:

	2020	2019

Deferred Income Tax Assets	13,692,000	13,327,000
Valuation Allowance	(13,692,000)	(13,327,000)
Net Deferred Tax Asset	-	-

Reconciliation of the effective income tax rate to the federal statutory rate:

Federal Income Tax Rate	21%	21%
Change in valuation allowance including the effect of the rate change	-21%	-21%
Effective income tax rate	0%	0%

8. CONCENTRATION OF CREDIT RISK

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.

The company has one significant customer (greater than 10% of total revenue) that represented 13% of 2020 revenue. The significant customer’s share of total revenue is down from 21% from 2019 due to organic growth of other customers and the acquisition of TrinIT that further diversified the Company’s customer concentration. The company has accounts receivable concentration with two customers that represent 21% and 16% of our accounts receivable. Overall, the company grew its accounts receivable approximately ending balance 25% in 2020 from year-end 2019, compared to an over 100% growth in sales for 2020. Day’s sales outstanding was less than 30 days at fiscal year-end 2020.

9. COMMITMENTS AND CONTINGENCIES

(A) LEASE COMMITMENTS

On November 15, 2017, the Company signed a three-year lease agreement for approximately 4,100 square feet of office space located in Winter Garden, Florida in which the Company has its headquarters. The lease provided for a one-year renewal term at the option of the Company that the company exercised. An amendment to this lease was signed on October 26, 2020 which extended the lease term through October 31, 2021. As of December 31, 2020, undiscounted future lease obligations for the office space are $68,000 for the year ended December 31, 2020.

F-18

On January 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842), which requires a lessee, in most leases, to initially recognize a lease liability for the obligation to make lease payments and a right of use asset for the right to use the underlying asset for the lease term. In arriving at the right of use lease asset as of January 1, 2019, we applied the weighted-average incremental borrowing rate of 11.9% over a weighted-average remaining lease term of 1.6 years. The Company adopted this standard using the cumulative-effect adjustment method and elected certain practical expedients allowed under the standard.

iCoreConnect, Inc. Lease Commitments
as of 12/31/2020
Less than 1 year	1-3 years	3-5years	Total
$100,114	$68,000	$-	$168,114

Lease costs for the year ended December 31, 2020 were $123,500 and cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2019 were $57,000. As of December 31, 2020, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:

Undiscounted minimum lease commitments	$168,114
Present value adjustment using incremental borrowing rate	(17,637)
Lease liabilities	$150,477

(B) EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

On July 1, 2018, Robert McDermott, the President and Chief Executive Officer of the Company, entered into an employment agreement with the Company pursuant to which the Company employed Mr. McDermott for a term of three years and six months. Mr. McDermott received a starting annual base salary of $250,000 per annum which increased to $262,500 per annum on July 1, 2019 and will increase to $275,500 per annum on July 1, 2020 and $289,000per annum on July 1, 2021. In addition, Mr. McDermott is eligible to receive incentive bonus compensation pursuant to an executive bonus plan approved by the Board of Directors or the Compensation Committee of the Board of Directors. For the year ended December 31, 2018 Mr. McDermott received a bonus of 350,000 restricted shares and for the year ended December 31, 2019 he received a cash bonus of $75,000 and the Company planned to award him 800,000 restricted shares in early 2020 which has been reflected as compensation expense in the accompanying 2019 Consolidated Statements of Operations. Also, Mr. McDermott was awarded an option to purchase 700,000 shares of the Company’s Common Stock of which 33% (233,333 shares) vested on July 1, 2018, another 33% (233,333 shares) vested on July 1, 2019 and the remaining 33% (233,334 shares) vested on July 1, 2020. In the event of termination of Mr. McDermott’s employment due to a change in control, by reason of his death or disability or by the Company without cause, his stock options that have not already vested will fully vest on the date of termination and any restrictions on any restricted stock owned by Mr. McDermott shall be lifted. Further, in the event of the termination of Mr. McDermott’s employment (i) due to a change in control Mr. McDermott will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the 24 month period following the date of termination, (ii) due to death or disability Mr. McDermott or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. McDermott will continue to receive his base salary for the 18 month period following the date of termination or through the end of the employment period, whichever is longer. On October 1, 2018, David Fidanza, the Chief Information Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Fidanza for a term of three years. Mr. Fidanza received a starting annual base salary of $115,000 per annum which increased to $125,000 per annum on October 1, 2019 and to $130,000 per annum on October 1, 2020. Also, Mr. Fidanza was awarded an option to purchase 300,000 shares of the Company’s Common Stock. 33% of the option award (100,000 shares) vested on October 1, 2018, another 33% (100,000shares) vested on October 1, 2019 and the remaining 33% (100,000 shares) vested on October 1, 2020. In the event of termination of Mr. Fidanza’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Fidanza shall be lifted. Further, in the event of the termination of Mr. Fidanza’s employment (i) due to a change in control Mr. Fidanza will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Fidanza or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Fidanza will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.

F-19

On November 1, 2018, Murali Chakravarthi, the Chief Technology Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Chakravarthi for three years. Mr. Chakravarthi is to receive an annual base salary of $120,000. Also, Mr. Chakravarthi was awarded an option to purchase 300,000 shares of the Company’s Common Stock. 33% of the option award (100,000 shares) vested on November 1, 2018, another 33% (100,000 shares) vested on November 1, 2019 and the remaining 33% (100,000 shares) vested on November 1, 2020. In the event of termination of Mr. Chakravarthi’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Chakravarthi shall be lifted. Further, in the event of the termination of Mr. Chakravarthi’s employment (i) due to a change in control Mr. Chakravarthi will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Chakravarthi or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Chakravarthi will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.

(C) LITIGATION

From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is, however, subjective to inherent uncertainties and an adverse result in these or other matters may harm the Company’s business. The Company is not aware of any legal proceedings or claims that it believes would or could have, individually or in the aggregate, a material adverse effect on its operations or financial position.

10. BUSINESS COMBINATIONS

ClariCare Inc.

On April 30, 2019, iCoreConnect, Inc., acquired technology and certain other assets of ClariCare, Inc., an Indiana corporation, in exchange for (i) $50,000 in cash, (ii) 2,301,007 shares of the Company’s common stock, subject to adjustment, and (iii) the assumption of certain specified liabilities including a company credit card balance not to exceed $23,000, all upon the terms and conditions set forth in the Asset Warrant Agreements dated as of April 30, 2019 (the “ClariCare Asset Warrant Agreements”) which was attached as an exhibit to the Company’s Form 8-K filed on May 2, 2019 with the SEC. The Company was required to issue additional shares on September 30, 2020 if the stock price is less than $1.49 per share as of that date. The company issued 4,555,974 shares of Common Stock on September 30, 2020 to complete the requirements of the ClariCare Asset Warrant Agreements. This resulted in an increase in the asset of $250,580. ClariCare created cloud-based dental analytics and practice management software to provide dentists and providers to the dental market modern tools to run their practices more efficiently and effectively and which are a complement to our current dental market product offerings.

The Company accounted for the acquisition of the ClariCare business and assets as an asset acquisition under ASC 805, which provides guidance for asset acquisitions. Under the guidance, if substantially all of the acquisition is made up of one asset or similar assets, then the acquisition is an asset acquisition. The Company believes the assets acquired from ClariCare are similar and consider them all to be acquired technology (See Note 6).Further, the Company does not believe the acquired technology constitutes a business as defined under ASC 805.

TrinIT

On January 3, 2020 the Company acquired substantially all of the assets and business of Computer Plumber, LLC, a North Carolina limited liability company doing business as TrinIT (“Seller”), in exchange for (i) 730,000 shares of Common Stock of Buyer, (ii) $400,000 in cash, and (iii) the assumption of certain specified debts, liabilities and obligations, all upon the terms and conditions set forth in an Asset Warrant Agreements dated as of January 3, 2020 (the “Computer Plumber LLC Asset Warrant Agreements”).

Pursuant to the guidance in FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, the Company calculated the estimated fair value of the acquired customer relationships using the discounted cash flow approach. The key assumptions and inputs into the cash flow model used were: (1) an annual customer attrition rate of 8%, (2) a gross margin percentage of 55%, (3) a tax rate of 23.50%, and (4) a discount rate of 12%.

Certain fair values of the acquired assets and assumed liabilities may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods within the measurement period when it reflects new information obtained about facts and circumstances that were in existence at the acquisition date. The measurement period cannot exceed one year from the acquisition date.

F-20

The following table summarizes the consideration paid and the fair value of the assets acquired and liabilities assumed as of January 3, 2020:

Consideration Paid:
Cash	$400,000
Common stock	183,000
$583,000

Fair values of identifiable assets acquired and liabilities assumed:

Assets acquired:
Cash	$25,000
Other current asset	6,000
Right of Use – Lease	14,000
Fixed Assets	3,000
Customer relationships	450,000
Total assets acquired	498,000

Liabilities assumed:
Due to Seller	10,000
Accrued Liability	15,000
Deferred revenue	6,000
Lease Liability	14,000
Total liabilities assumed	45,000

Net assets acquired	$453,000

Goodwill	$130,000

11. PRO FORMA FINANCIAL STATEMENTS

None.

12. SUBSEQUENT EVENTS

In December of 2020, the Company paid off a note from a finance company in the amount of $61,764. In January of 2021, the Company paid off a note from a second finance company of $150,309. In January of 2021, the Company paid off a note from a third finance company in the amount of $135,520. In March of 2021, the Company paid off a different note from the third finance company in the amount of $135,520.

In January of 2021, the Company and a finance company entered into a Warrant Agreements between the Company and an Investor (the “Investor”). The Company executed a Registration Rights Agreement (the “Registration Rights Agreement”), and a Securities Warrant Agreements (the “SPA”) with the Investor. Pursuant to the Warrant Agreements, the Investor committed to purchase, subject to certain restrictions and conditions, up to $5.0 million worth (the “Commitment”) of the Company’s common stock over a period of 24 months from the effectiveness of the registration statement registering for resale shares purchased by the Investor pursuant to the Warrant Agreements. In addition, the Company has issued 250,000 restricted shares of its common stock (the “Commitment Shares”) to the Investor as a commitment fee. The Warrant Agreements provides that at any time after the effective date of the Registration Statement, from time to time on any business day selected by the Company, the Company shall have the right, but not the obligation, to direct the Investor to buy the lesser of $250,000 or 300% of the average shares traded for the 10 days prior to the closing request date, at a purchase price of 75% of the lowest daily traded VWAP price during the five trading days preceding the draw down or put notice, with a minimum purchase price request of $25,000. The payment for the shares covered by each request notice will occur on the business day the Investor receives the trade settlement for the purchased shares. In addition, the Investor will not be obligated to purchase shares if the total number of shares beneficially owned by the Investor or an affiliate of the Investor at that time would exceed 9.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

In January of 2021, executives and employees converted notes payable and services rendered of $819,000 into approximately 16.4 million shares of Common Stock. In the first quarter of 2021, the Company issued approximately 23 million shares of Common stock for $1.1 million in cash.

In January of 2021, the Company and a finance company entered into a Warrant Agreements between the Company and an Investor (the “Investor”). The Warrant Agreements is an equity line of credit and the Investor committed to purchase, subject to certain restrictions and conditions, up to $5.0 million worth (the “Commitment”) of the Company’s common stock over a period of 24 months from the effectiveness of the registration statement registering for resale shares purchased by the Investor pursuant to the Warrant Agreements. See Subsequent Events (Section 14).The Company has no other lines of credit as of March 27, 2021.

F-21

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our Chief Executive Officer, who from until filled the role of Acting Chief Financial Officer, has evaluated our disclosure controls and procedures. Based on such evaluation, and after considering the controls implemented to mitigate the material weakness related to insufficient accounting personnel discussed below, he has concluded that, as of December 31, 2020, our disclosure controls and procedures were effective in ensuring that information relating to the Company required to be disclosed in the reports that we file or submit under the Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including ensuring that such information is accumulated and communicated to him and other members of our management as appropriate to allow timely decisions regarding required disclosure.

Changes to Internal Control Over Financial Reporting

Except for the departure of our former Chief Financial Officer and Chief Accounting Officer (whose duties were assumed by our President and Chief Executive Officer), we have not identified any change in our internal control over financial reporting during our most recently completed fiscal year that materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management’s Annual Report on Internal Control Over Financial Reporting

Our Chief Executive Officer, until filled the role of Acting Chief Financial Officer, was responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Internal control over financial reporting refers to the processes designed by, or under the supervision of, our Chief Executive Officer, and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

62

Because of its inherent limitations, internal control over financial reporting cannot provide absolute assurance of preventing and detecting misstatements on a timely basis. It is possible to design into the process safeguards to reduce, though not eliminate, the risk that misstatements are not prevented or detected on a timely basis.

In the course of completing its assessment of internal control over financial reporting as of December 31, 2019, management identified a material weakness, relating to the number of personnel available to serve the Company’s accounting function. Specifically, management believed that we may not have been able to adequately segregate responsibility over financial transaction processing and reporting. Although we were unable to remediate the material weakness with current personnel, we were able to mitigate its potential impact, primarily through the greater involvement of senior management in the review and monitoring of financial transaction processing and financial reporting. Furthermore, we have hired a new Chief Financial Officer, who reports directly to the Chief Executive Officer and will be responsible for internal controls.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework set forth in the report entitled Internal Control—Integrated Framework published by the Committee of Sponsoring Organizations of the Treadway Commission, known as COSO (2013 Framework). Based on this assessment, management has concluded that, as of December 31, 2020, our internal control over financial reporting was effective.

This report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which exempts smaller reporting companies from the auditor attestation requirement.

Item 9B. Other Information.

None.

63

Unaudited Consolidated Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020

	June 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$194,174	$7,619
Accounts receivable, net	176,958	126,472
Prepaid expenses and other current assets	48,572	20,103
Total current assets	419,704	154,194

Property and equipment, net	1,721	2,405
Right of use lease asset - operating	150,477	150,477
Software development costs, net	711,722	768,907
Acquired technology, net	635,862	753,794
Customer relationships, net	341,310	369,524
Goodwill	491,376	491,376
Total long-term assets	2,332,468	2,536,483

TOTAL ASSETS	$2,752,172	$2,690,677

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$985,317	$1,664,125
Operating lease liability, current portion	77,461	89,088
Current maturities of long-term debt	965,366	1,429,207
Deferred revenue, current portion	13,239	2,775
Total current liabilities	2,041,383	3,185,195

Long-term debt, net of current maturities	-	-
Operating lease liability, net of current portion	62,660	61,389
Deferred revenue, net of current portion	71,951	73,033
Total long-term liabilities	134,611	134,422

TOTAL LIABILITIES	2,175,994	3,319,617

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock par value $0.001; 600,000,000 shares authorized; Issued and Outstanding: 124,503,233 as of June 30, 2021 and 90,081,336 as of December 31, 2020	124,503	90,081
Additional paid-in-capital	79,095,670	77,112,060
Accumulated deficit	(78,643,995)	(77,831,081)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	576,178	(628,940)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,752,172	$2,690,677

The accompanying notes are an integral part of these condensed consolidated financial statements

F-22

iCoreConnect, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2021 AND 2020 (UNAUDITED)

	Three Months Ended
	June 30,	June 30,
	2021	2020
Revenue	$704,001	$506,000
Cost of sales	240,033	219,000
Gross profit	463,968	287,000

Expenses
Selling, general and administrative	856,388	809,000
Depreciation and amortization	252,697	223,000
Total operating expenses	1,109,085	1,032,000
Loss from operations	(645,117)	(745,000)

Other income (expense)
Interest expense	(167,797)	(35,000)
Other income (expense)	-	-
Gain on cancellation of liabilities	-	-
Total other income (expense)	(167,797)	(35,000)

Net loss	$(812,914)	$(780,000)

Net loss per share available to common stockholders, basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares, basic and diluted	115,776,822	69,844,262

The accompanying notes are an integral part of these condensed consolidated financial statements

F-23

iCoreConnect, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE THREE MONTHS ENDED JUNE 30 2021 AND 2020 (UNAUDITED)

			Additional		Total
	Common stock		Paid In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at January 1, 2020	67,476,089	$67,000	$74,738,000	$(74,340,000)	$465,000

Cumulative adjustment for the adoption of a new accounting pronouncement (Note 3)	-	-	-	-	-
Stock issued for cash and conversion of notes payable	2,336,255	3,000	587,000	-	590,000
Stock issued for services	-	-	-	-	-
Stock compensation expense	131,250	-	95,000	-	95,000
Stock issued for asset acquisition of TrinIT (Note 8)	730,000	1,000	182,000	-	183,000
Net loss	-	-	-	(780,000)	(780,000)
Prior period rounding adjustment
Balances at June 30, 2020	70,673,594	71,000	75,602,000	(75,120,000)	553,000

			Additional		Total
	Common stock		Paid In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at January 1, 2021	90,081,336	$90,081	$77,112,060	$(77,831,081)	$(628,940)
Stock issued for cash	22,504,600	22,505	1,394,808	-	1,417,313
Stock issued for conversion of fees for services payable	7,948,502	7,948	473,975	-	481,923
Stock compensation expense	3,968,795	3,969	114,827	-	118,796
Net loss	-	-	-	(812,914)	(812,914)
Balances at June 30, 2021	124,503,233	$124,503	79,095,670	(78,643,995)	576,178

The accompanying notes are an integral part of these condensed consolidated financial statements

F-24

iCoreConnect, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE MONTHS ENDED JUNE 30 2021 AND 2020 (UNAUDITED)

	June 30,	June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(812,914)	$(780,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	684	4,000
Amortization expense	252,013	219,000
Change in allowance for doubtful accounts	-	-
Gain on cancellation of liabilities	-	-
Stock issued for services	-	-
Stock compensation expense	118,796	95,000
Non-cash interest expense	26,858	12,000
Changes in assets and liabilities:
Accounts receivable	(50,486)	(25,000)
Prepaid expenses	(28,469)	(9,000)
Right of use asset, net of lease liability	(10,356)	(1,000)
Accounts payable and accrued expenses	(220,677)	53,000
Deferred revenue	9,382	(4,000)
NET CASH USED IN OPERATING ACTIVITIES	(715,169)	(436,000)
INVESTING ACTIVITIES
Cash portion of consideration paid to acquire ClariCare	-	-
Cash portion of consideration paid to acquire TrinIT (see Note 8)	-	(375,000)
Additions to capitalized software	(48,682)	(181,000)
NET CASH USED IN INVESTING ACTIVITIES	(48,682)	(556,000)

FINANCING ACTIVITIES
Net proceeds from debt	-	88,000
Payments on debt	(489,641)	(50,000)
Payment of deferred loan costs	-
Proceeds from issuance of common stock	1,417,313	570,000
Proceeds from exercise of employee stock options	-	-
Conversion of accounts payable into common stock	22,734
NET CASH PROVIDED BY FINANCING ACTIVITIES	950,406	608,000

NET CHANGE IN CASH	186,555	(384,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	7,619	445,000
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$194,174	$61,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$140,939	$38,000
Stock issued for acquisition of TrinIT	$-	$183,000
Stock issued for acquisition of technology	$-	$-
Stock issued for conversion of convertible notes payable	$-	$-
Stock issued for conversion of notes payable	$-	$20,000
Stock issued for conversion of accounts payable	$22,734	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

F-25

iCoreConnect, Inc.

Notes to Condensed Consolidated Financial Statements.

June 30, 2021

1. NATURE OF OPERATIONS

iCoreConnect, Inc. (the “Company”), a Nevada Corporation, develops and markets secure cloud-based HIPAA compliant software as a service (SaaS) focused on compliance, workflow/productivity, and electronic health records systems. The Company also offers both managed IT (MSP) and managed software as a service (MSaaS) with recurring revenue subscriptions. Our core services technology can be adopted to other vertical markets that require a high degree of secure data communication, such as the legal, financial and education sectors.

Software as a Service (SaaS) Offerings

The Company currently markets secure HIPAA compliant cloud-based software as a service (SaaS) offering under the names of iCoreExchange, iCoreCodeGenius, iCoreSecure, iCoreMD, iCoreDental, iCoreMobile, iCoreHuddle, iCoreRx, iCorePDMP, iCoreEPCS, and iCorePay. The Company’s software is sold under annual recurring revenue subscriptions.

iCoreExchange – iCoreExchange offers hospitals, physician practices, dental practices, and other healthcare professionals the extensive functionality needed to securely transfer patient health information to anyone, anywhere and at any time.

iCoreExchange provides a secure, HIPAA compliant email solution using the Direct Protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange e.g., patients and referrals. Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as files with discrete data, Consolidated Clinical Document Architecture (“CCDA”), which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management systems in a HIPAA compliant manner.

The Health Insurance Portability and Accountability Act of 1996 (HIPAA) requires providers and healthcare professionals to transmit encrypted personal health information via electronic means.

iCoreCodeGenius – is Coding Software that provides the coding standards for the 10th revision of the International Statistical Classification of Diseases and Related Health Problems (ICD), a medical classification list published by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

Users can document any medical condition in 60 seconds or less. It includes a full ICD-10 code lookup and guidance, automatic prompting of comorbidities and Hierarchical Condition Category’s (HCC) appropriate reimbursement with a high degree of accuracy, and the ability to reduce or eliminate queries and denials.

iCoreSecure –We used our expertise and development capabilities from our HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure solves privacy concerns in the insurance, real estate, financial, and many other industry sectors that have a need for secure encrypted email.

iCoreMD and iCoreDental -- iCoreMD and iCoreDental are complete EHR/Practice Management software platforms created for the medical and dental communities in response to feedback from doctors and dentists telling us they wanted a cloud-based software that was more flexible than the current medical and dental platforms in the marketplace. The software includes patient demographics, scheduling, billing, electronic medical records, electronic claims, e-prescriptions, labs, merchant services, and patient reminders along with a complete suite of standard reporting capabilities and data analytics to help run a medical or dental practice.

Our cloud-based software was certified in November 2015 by the Office of the National Coordinator for Health Information Technology (ONC), certificate number 150120r0.

F-26

iCoreMobile -- iCoreMobile is our third complete EHR software platform, was designed and built specifically for mobile medical and dental care centers. In addition to the features included in iCoreMD and iCoreDental, iCoreMobile also includes workflow optimizations and process enhancements to cater to providers in mobile settings. The software utilizes fully customizable patient intake forms to improve workflow. The software ensures that once a patient’s C-CDA import has been accepted, it is immediately available on all mobile workstations. The enhanced reporting system and metrics provides the main office with extensive data analytics of the mobile unit. The customizable nature of the reporting system allows mobile operators to compare the efficiency of their units.

iCoreHuddle – iCoreHuddle is a powerful analytical tool to instantly reveal the revenue potential of each patient. The service connects to most popular practice management and EHR systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and Key Performance Indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, uncompleted treatment plans, recall information, procedure information, and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient.

iCoreRx – iCoreRx is a HIPAA compliant electronic ePrescription software that integrates with popular practice management and EHR systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for EPCS (electronic prescribed controlled substances). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets. iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (PDMP / PMP) history before prescribing controlled substances. This service provides a one-click real-time access to the state databases without the need to manually enter data and provides access to PDMP data, including a patient’s health history. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

IT Managed Services - The trend in IT Services companies for over a decade has been to model towards “Managed Service Provider (MSP)” and Managed Software as a Services (MSaaS) models with monthly recurring revenue (MRR).

The MSP approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. All support is delivered at a predictable monthly cost.

Going forward, by leveraging managed services with our expertise in cloud computing, our customers can easily scale their business without extensive capital investment or disruption in services.

The Company is competitively positioned to address the growing need for managed services:

•	Our current and future customers need managed IT services, along with cloud computing, storage and HIPAA compliant backup and encryption.
•	Managed service providers that can support the migration to cloud computing are in high demand.
•	The decision makers for our current technology and those for managed services are, in many cases, the same person or group of people.
•	Our management team has decades of experience operating successful IT companies.
•	The MSP revenue model matches our SaaS, MSaaS and MRR models.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the Securities and Exchange Commission (“SEC”) rules and regulations. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2020, which are included in the Company’s Annual Report filed on Form 10-K with the SEC on April 15, 2021. The accompanying balance sheet as of December 31, 2020 has been derived from the audited financial statements at that date but does not include all information and footnotes required by GAAP for complete financial statements.

F-27

The results of operations for the three-month period ended June 30, 2021 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year. Readers of this Quarterly Report are strongly encouraged to review the risk factors relating to the Company which are set forth in the Company’s Form 10-K filed with the SEC.

Basis of Presentation and Principles of Consolidations

The accompanying consolidated financial statements are presented in United States dollars and include the accounts of the Company’s wholly owned subsidiaries, with all intercompany transactions eliminated. They have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States (GAAP). Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Fair Value of Financial Instruments

The Company measures certain financial assets at fair value. Fair value is determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Cash and Cash Equivalents

The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at United States banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. We maintain an allowance for doubtful accounts for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due us. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of our customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for doubtful accounts may be required. In addition, if the financial condition of our customers improves and collections of amounts outstanding commence or are reasonably assured, then we may reverse previously established allowances for doubtful accounts. The Company has estimated and recorded an allowance for doubtful accounts of $76,531 and $77,000 as of June 30, 2021 and December 31, 2020, respectively.

Property, Equipment and Depreciation

Property, equipment, and leasehold improvements are recorded at their historical cost. Depreciation and amortization have been determined using the straight-line method over the estimated useful lives of the assets which are computers and office equipment (3 years) and for office furniture and fixtures (7 years). The cost of repairs and maintenance is charged to operations in the period incurred.

F-28

Software Development Costs and Acquired Software

The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

We have determined that technological feasibility for our products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.

Impairment of Long-Lived Assets

Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount that the carrying amount of the asset exceeds the fair value of the asset.

Goodwill

Goodwill consists of the purchase price of business acquisitions in excess of the fair value of the net assets acquired. Goodwill is reviewed for impairment annually or when events or circumstances indicate that the carrying value of the reporting unit may exceed its fair value. If the carrying value of a reporting unit exceeds the fair value, an impairment loss will be recognized. The Company did not recognize any impairment charges for the fiscal quarter ended June 30, 2021 and 2020.

We are required to test our goodwill for impairment at least annually, or more frequently if conditions indicate that an impairment may have occurred. Goodwill is tested for impairment at the asset level. Our reporting units are acquired companies at which discrete financial information may be available and for which operating results are regularly reviewed by our chief operating decision maker to allocate resources and assess performance.

We have the option to qualitatively or quantitatively assess goodwill for impairment and, in 2020, we evaluated our goodwill using a qualitative assessment process. If the qualitative factors determine that it is more likely than not that the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired. If the qualitative assessment determines it is more likely than not the fair value is less than the carrying amount, we would further evaluate for potential impairment.

As of June 30, 2021, we had $0.491 million of Goodwill on our balance sheet associated with two acquisitions, ICD Logic and TrinIT. ICD Logic related goodwill, which accounts for $0.361 million of the total Goodwill balance is the basis for the underlying technology associated with one of the Company’s faster growing and more promising SaaS offerings. TrinIT related Goodwill accounts for $0.130 million of the total Goodwill balance. The TrinIT acquisition was made in 2020 and is performing to expectations. During 2020, there were no indications of a triggering event at the 2 reporting units. The annual goodwill impairment analysis resulted in no indications of impairment in 2020 or 2019.

We are subject to financial statement risk to the extent that our goodwill become impaired due to decreases in the fair value. A future decline in performance, decreases in projected growth rates or margin assumptions or changes in discount rates could result in a potential impairment, which could have a material adverse impact on our financial position and results of operations.

Revenue Recognition

We have five (5) primary sources of revenue as of June 30, 2021:

1.	ePrescription Software
2.	IT Managed Services
3.	Encrypted and HIPAA Compliant Secure email
4.	ICD Coding Software
5.	Electronic Health Records (EHR/Practice Management) software

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1)	ePrescription software services are provided on an annual basis using the software as a service (“SaaS”) model with revenue recognized ratably over the contract term.

2)

Managed IT services – Consist of 3 revenue streams. (i) Monthly recurring “Managed Service Provider (MSP)” and MSaaS revenue, (ii) periodic sale and installation of IT related hardware, and (iii) custom IT projects. The MSP and MSaaS model revenue is recognized monthly on a recurring basis while the revenue relating to IT hardware and custom IT projects is recognized when the services are performed.

3)	Encrypted HIPAA compliant secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

4)

ICD Coding Software provides the 10th revision of the International Statistical Classification of Diseases and Related Health Problems (ICD), a medical classification list by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury or diseases. ICD coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

5)	Revenue from Practice Management software licensing arrangements are based on subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

We recognize revenue for our service in accordance with accounting standard ASC 606. Our customers are acquired through our own salesforce and through the referrals from our many state association marketing partners. We primarily generate revenue from multiple SaaS and MSaaS offerings, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Eighty-four percent of our revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of our revenue is 100% in North America.

Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. All subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

F-30

ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.

The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company’s open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and to the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, convertible preferred stock and convertible notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.

Stock-Based Compensation

The Company uses the fair value method to account for the granting of options to purchase shares of its stock whereby all awards are recorded at fair value on the date of the grant. Share based awards with a performance condition are measured based on the probable outcome of that performance condition during the requisite service period. Such an award with a performance condition is accrued if it is probable that a performance condition will be achieved. Compensation costs for stock-based payments that do not include performance conditions are recognized on a straight-line basis. The fair value of all share purchase options is expensed over their requisite service period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model that uses the assumptions noted in the table below. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires a lessee, in most leases, to initially recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The guidance requires adoption using a modified retrospective transition approach with either 1) periods prior to the adoption date being recast or 2) a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods not recast. The Company adopted this standard on January 1, 2019 using the cumulative-effect adjustment method and elected certain practical expedients allowed under the standard.

The Company does not believe that any other issued, but not yet effective accounting standards, if currently adopted, will have a material effect on the Company’s consolidated financial position, results of operations and cash flows.

F-31

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the three-month period ended June 30, 2021 the Company generated an operating loss of $645,117. In addition, the Company has an accumulated deficit, total stockholders’ equity and net working capital deficit of $78,643,995, $576,178 and $1,651,681, respectively, on June 30, 2021. The Company’s activities were primarily financed through private placements of equity securities. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern.

Currently, management intends to develop a vastly improved healthcare communications system and intends to develop alliances with strategic partners to generate revenues that will sustain the Company. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. COMMON STOCK

Stock Issuances

In January of 2021, executives and employees converted notes payable and services rendered of $481,923 into approximately 7.9 million shares of Common Stock. In the first quarter of 2021, the Company issued approximately 22.5 million shares of Common stock for $1.395 million in cash.

In January of 2021, the Company and a finance company entered into a Warrant Agreements between the Company and an Investor (the “Investor”). The Warrant Agreements is an equity line of credit and the Investor committed to purchase, subject to certain restrictions and conditions, up to $5.0 million worth (the “Commitment”) of the Company’s common stock over a period of 24 months from the effectiveness of the registration statement registering for resale shares purchased by the Investor pursuant to the Warrant Agreements. The Company has no other lines of credit as of June 30, 2021.

Stock Options

During the three-month period ended June 30, 2021, no options to purchase shares of common stock granted to employees expired and no options were forfeited or exercised.

F-32

A summary of option activity for the three-month period ended June 30, 2021, is presented below:

2021 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2021	1,405,000	$0.24	7.7	$-

Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Balance Outstanding - June 30, 2021	1,405,000	$0.24	7.4	$-

Exercisable - June 30, 2021	1,405,000	$0.24	7.4	$-

2021 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2021	-	$-	0.0

Granted	-	$-
Vested	-	$-
Forfeited/expired	-
Nonvested - June 30, 2021	-	$-	0.00

5. SOFTWARE DEVELOPMENT COSTS

The Company continued to develop its software products with significant features and enhancements during the three month period ended June 30, 2021 and has continued to capitalize development costs during that period. A summary of the capitalization and amortization of the software development costs is as follows:

	June 30,	December 31,
	2021	2020

Development costs	$2,527,819	$2,479,137
Acquired technology	1,527,186	1,527,186
Less accumulated amortization	(2,707,421)	(2,483,622)
	$1,347,584	$1,522,701

6. COMMITMENTS AND CONTINGENCIES

On November 15, 2017, the Company signed a three-year lease agreement for approximately 4,100 square feet of office space located in Winter Garden, Florida in which the Company has its headquarters. The lease provided for a one-year renewal term at the option of the Company that the company exercised. An amendment to this lease was signed on October 26, 2020 which extended the lease term through October 31, 2021. As of June 30, 2021, undiscounted future lease obligations for the office space are $41,520 for period ending June 30, 2021.

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On January 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842), which requires a lessee, in most leases, to initially recognize a lease liability for the obligation to make lease payments and a right of use asset for the right to use the underlying asset for the lease term. In arriving at the right of use lease asset as of January 1, 2019, we applied the weighted-average incremental borrowing rate of11.9% over a weighted-average remaining lease term of 1.6 years. The Company adopted this standard using the cumulative-effect adjustment method and elected certain practical expedients allowed under the standard.

iCoreConnect, Inc. Lease Commitments
as of 06/30/2021
Less than 1 year	1-3 years	3-5 years	Total
$73,980	$57,680	$-	$131,660

Lease costs for the 6 months ending June 30, 2021 were $72,880 and cash paid for amounts included in the measurement of lease liabilities for the year ended June 30, 2020 were $44,000. As of December 31, 2020, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:

Undiscounted minimum lease commitments	$131,660
Present value adjustment using incremental borrowing rate	(30,926)
Lease liabilities	$100,734

7. CONCENTRATION OF CREDIT RISK

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.

The company had no significant customer (greater than 10% of total revenue) for 3 months ending June 30, 2021. The Company had 1 significant customer in the three months ending March, 31, 2020. The customer’s share of total revenue fell to under 10% from the 3 months ending June 30, 2020 due to organic growth of other customers and the acquisition of TrinIT that further diversified the Company’s customer concentration. The company has accounts receivable concentration with two customers that represent 15%, 14%, and 12% of our accounts receivable. Overall, the company grew its accounts receivable approximately ending balance 40% for the 3 months ending June 30, 2021 compared to the 3 months ending June 30, 2020, compared to an over 39% growth in sales for the same period. Day’s sales outstanding was less than 30 days as of June 30, 2021.

8. SEGMENT INFORMATION

The Company views its operations and manages its business as one operating segment which is the business of providing subscription based software as a service (SaaS) and Managed IT (MSP/MSaaS) services and related non-recurring professional IT and other services. The Company aggregates is operating segments based on similar economic and operating characteristics of its operations.

The Company’s SaaS and Managed IT offerings are sold under monthly recurring revenue contracts are included in the Subscription software and services segment. Professional services and other revenue segment consists of non-recurring revenue, including the periodic sale and installation of IT related hardware and custom IT projects. Professional services and other revenue is recognized when services are performed.

F-34

Revenue Segment

Net sales by revenue type were as follows:

	For the Three Months Ended
	June 30,
	2021	%	2020	%	% Change
Revenues:
Subscription software and services	$587,851	84%	$403,575	80%	46%
Professional services and other	116,150	16%	102,669	20%	13%
Total	$704,001	100%	$506,244	100%	39%

9. SUBSEQUENT EVENTS

On April 23, 2021, iCoreConnect, Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Seller”), in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

For the period April 1, 2021 through May 17, 2021, the Company issued 10,420,000 shares of Common Stock for cash proceeds totaling $1,042,000. The proceeds were used for the acquisition of Advantech and general corporate purposes. The Company also issued 5,000,000 shares of common stock during the period to acquire the assets of Advantech.

In April 2021, the Company signed a $150,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $150,000 from a finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 780,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common Stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $350,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $350,000 from the same finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000from a second finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $250,000from a third finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $230,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share.The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

On April 30, 2021, the Company paid off the note from a finance company in the amount of $77,223.

F-35

iCORECONNECT, INC.

9,100,000 SHARES OF COMMON STOCK

PROSPECTUS

_____________, 2021

Through and including _____________________, 2021 (25 days after commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

______________________________________________________________________________

______________________________________________________________________________

64

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Accounting fees and expenses	$1,500
Legal fees and expenses	20,000
Transfer agent fees and expenses	500
SEC registration fee	190
Miscellaneous	250
Total	$22,440

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended, and bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

In any underwriting agreement we enter into in connection with the sale of the securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities that we have sold during the last three years. We did not pay any commissions in connection with any of these sales.

On September 1st, 2021, iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Spectrum Technology Solutions, LLC, an Arizona limited liability company, (“Seller”), in exchange for (i) 4,046,617 shares of restricted Common Stock of Buyer, (ii) $1,500,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

On May 31,2021 iCoreConnect, Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of BCS Tech Center, Inc., an Arizona corporation, in exchange for (i) 250,000 shares of restricted Common Stock of Buyer, (ii) $100,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

On April 23, 2021 iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Seller”), in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

For the period April 1, 2021 through May 17, 2021, the Company issued 10,420,000 shares of Common Stock for cash proceeds totaling $1,042,000. The proceeds were used for the acquisition of Advantech and general corporate purposes. The Company also issued 5,000,000 shares of common stock during the period to acquire the assets of Advantech.

In April 2021, the Company signed a $150,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $150,000 from a finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 780,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common Stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $350,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $350,000 from the same finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000 from a second finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and 2,600,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $250,000 from a third finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $230,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares.

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In January of 2021, executives and employees converted notes payable and services rendered of $481,923 into approximately 7.9 million shares of Common Stock. In the first quarter of 2021, the Company issued approximately 22.5 million shares of Common stock for $1.395 million in cash.

On January 22, 2021, we entered into a Warrant Agreements and a registration rights agreement (the “Registration Rights Agreement”) with Selling Stockholders. We have made no amendments to such Warrant Agreements (the Warrant Agreements is referred to as the “Warrant Agreements”). On the same date, we entered into a Securities Warrant Agreements with Selling Stockholders to sell 6,000,000 shares of our common stock for $300,000. To date, we have sold 4,000,000 shares for $200,000 with an additional 2,000,000 shares to be sold for $100,000 five days after the filing of this Registration Statement. To date, we have received no proceeds from the sale of our shares of our common stock to the Selling Stockholders pursuant to the terms of the Warrant Agreements. Under the Warrant Agreements, we have the right to sell to Selling Stockholders up to $5,000,000 in shares of common stock, subject to certain limitations and conditions set forth in the Warrant Agreements. As consideration for Tysadco Partner’s commitment to purchase shares of common stock pursuant to the Warrant Agreements, we issued to Selling Stockholders 250,000 shares of common stock, or the Commitment Shares. We did not receive any cash proceeds from the issuance of such shares. See the “Warrant Agreements” for additional information regarding the terms of the Warrant Agreements and Registration Rights Agreement that we entered into with Selling Stockholders.

On April 13, 2020, the Company’s Board of Directors approved the grant of 250,000 restricted share of common stock to Directors of the Company, for services to be rendered during 2020, all of which vested on December 31, 2020. Compensation expense related to this grant for the year 2020 was $50,000 based upon fair value of our common stock of $.25 per share.

On February 21, 2019, the Company’s Board of Directors approved the grant of 200,000 restricted shares of common stock to Directors of the Company, for services to be rendered during 2019, all of which shares vested on December 31, 2019. Compensation expense related to this grant for the year 2019 was $50,000 based upon the estimated fair value of our common stock of $0.25 per share.

On February 21, 2019, the Company’s Board of Directors approved the grant of 475,000 restricted shares of common stock to management, for services rendered, of which 212,500 shares vested on the date of the Board of Director approval, with 131,250 shares vesting on each of the next two anniversary dates of the Board of Director approval. The total unvested restricted stock of 262,500 shares has been excluded from the shares of common stock outstanding on December 31, 2019 in the accompanying financial statements due to the restrictions on the shares. Compensation expense related to this grant for the year 2019 was approximately $81,000 based upon the estimated fair value of our common stock of $0.25 per share. Compensation expense of approximately $33,000 and $5,000 will be recognized related to this grant for each of the years 2020 and 2021, respectively. Compensation expense related to this planned grant for the year 2019 was $250,000 based upon the estimated fair value of our common stock of $0.25 per share, the offset to which is included in accrued expenses in the 2019 Consolidated Balance Sheets.

On April 1, 2018, the Company reached an agreement with a Director of the Company, to issue 1,000,000 shares of restricted common stock as compensation for past services including securities offerings, financings, special projects and other matters similar in nature of which 333,333 shares vested upon issuance and 666,667 shares will vest evenly in 2019 and 2020. The total unvested restricted stock of 333,334 shares has been excluded from the shares of common stock outstanding on December 31, 2019 in the accompanying financial statements due to the restrictions on the shares. Compensation expense related to this grant for the year 2019 was approximately $83,000 based upon the estimated fair value of our common stock of $0.25 per share. Compensation expense related to this grant of approximately $31,000 was recognized in 2020.

On May 22, 2018, the Company’s Board of Directors approved the grant of 4,287,161 shares of restricted common stock to management, for services rendered, of which 2,858,107 shares vested upon issuance and 1,429,054 shares vest evenly in 2019 and 2020. Compensation expense related to this grant for the year 2019 was approximately $179,000 based upon the estimated fair value of our common stock of $0.25 per share. Compensation expense related to this grant of approximately $67,000 was recognized in 2020.

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During the year ended December 31, 2019, the Company issued 55,000 warrants related to subscriptions of common stock which warrants have an exercise price of $1.35 per share and will expire on December 31, 2020. During the year ended December 31, 2019, none of these warrants expired or were exercised.

During the year ended December 31, 2018, the Company issued 4,002,646 warrants related to subscriptions of common stock which warrants have an exercise price of $1.35 per share and will expire on December 31, 2020. During the year ended December 31, 2018, 72,669 warrants expired, and none were exercised. All outstanding warrants expired on December 31, 2020 with none being exercised.

In December of 2020, the Company paid off a note from a finance company in the amount of $61,764. In January of 2021, the Company paid off a note from a second finance company of $150,309. In January of 2021, the Company paid off a note from a third finance company in the amount of $135,520. In March of 2021, the Company paid off a different note from the third finance company in the amount of $135,520.

The Company issued a note payable to a related party on December 31, 2018 with a principal amount of $100,000 bearing interest at a rate of 12% per annum, with quarterly accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019 was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $100,000 bearing interest at a rate of 12% per annum, with quarterly accrued interest payments and a balloon payment due on the maturity date of December 31, 2020. The amounts owing on the note as of December 31, 2019 were $100,000 of principal plus $18,000 of accrued interest. In January of 2021, $136,000 of principal and accrued interest was converted into 2,720,000 shares of Common Stock.

The Company issued a note payable to Robert McDermott, our CEO, on December 31, 2018, with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019, was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020. The amounts owing on the note as of December 31, 2019 were $556,000 of principal plus a nominal amount of accrued interest. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. Subsequent to the end of fiscal 2020, the maturity on note payable to Mr. McDermott was extended to a new two-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2023. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the second year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid. The note is secured by all of the assets of our Company.

In August 2019, the Company signed a $78,000 convertible promissory note payable to a finance company due twelve months after issuance and received $75,000 net of closing fees. Interest at 10% per annum not due until maturity. The amounts owing on the convertible note as of December 31, 2019 were $78,000 in principal with accrued interest of $3,000. One hundred eighty (180) days following the date of funding and thereafter, the note was convertible into common stock of the Company (“Common Stock”). The conversion price of the Note was 61% of the Market Price (as defined in the Note) for the Common Stock (a discount of 39%). The conversion price was determined on the basis of the average of the three (3) lowest closing bid prices for the Common Stock during the prior fifteen (15) trading day period. There was an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company had no right of prepayment. The note holder was limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. This convertible promissory note was converted in full in 2020.

In December 2019, the Company signed a $45,000 convertible promissory note payable to a second finance company due twelve (12) months after issuance and received $40,000 net of closing fees. Interest at 10% per annum is not due until maturity. The amounts owing on the convertible note as of December 31, 2019 were $45,000 of principal and a nominal amount of accrued interest. One hundred eighty (180) days following the date of funding and thereafter, the note was convertible into common stock of the Company (“Common Stock”). The conversion price of the Note was 61% of the Market Price (as defined in the Note) for the Common Stock (a discount of 39%). The conversion price was determined on the basis of the lowest traded price for the Common Stock during the prior twenty (20) trading day period. There was an ascending prepayment penalty percentage applied should the Company prepay the note during the first one hundred eighty (180) days after which the Company had no right of prepayment. The note holder was limited to receive upon conversion no more than 9.99% of the issued and outstanding Common Stock at the time of conversion at any one time. This convertible promissory note was paid off in December of 2020.

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During the year ended December 31, 2019, the Company issued 12,435,759 shares of common stock for cash and conversion of notes payable proceeds totaling $3,217,000. The Company also issued 2,301,007 shares of common stock to acquire technology and certain other assets of ClariCare Inc.

The Company also issued 66,666 shares of common stock as compensation to a former employee for services performed. The Company authorized 675,000 shares of restricted stock as compensation to certain executives and directors for services performed, of which 412,500 shares vested and were issued in 2019 with the remaining 262,500 shares vesting evenly in 2020 and 2021. Lastly, the Company issued 1,396,026 shares of restricted stock during 2019 related to the vesting of prior year restricted stock grants.

During the year ended December 31, 2018, the Company issued 9,265,801 shares of common stock for cash proceeds totaling $2,649,000. The Company also issued 3,400,000 shares of common stock for the purchase of all of the outstanding common stock of Electro-Fish Media.

The Company also issued 340,525 shares of common stock as compensation to certain directors and vendors for services performed. The Company issued 5,287,161 shares of restricted stock as compensation to certain executives and directors for services performed, of which 3,191,440 shares vested and were issued in 2018 with the remaining 2,095,720 shares vesting evenly in 2019 and 2020. Lastly, 348,167 shares of restricted stock issued by the Company in 2017 vested during 2018.

All other securities described above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1

Certificate of Amended and Restated Articles of Incorporation of iMedicor, Inc. filed with the Secretary of State of the State of Nevada on October 11, 2017, effective June 30, 2017, changing the name of iMedicor, Inc. to iCoreConnect Inc. (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

3.2	Amended and Restated By-Laws of the Company as amended and restated on June 30,2017 (Incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

4.1	iCoreConnect Inc. 2016 Long-Term Incentive Compensation Plan, (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

4.2	Form of Restricted Stock Award Agreement under the 2016 Long-Term Incentive Compensation Plan, (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

4.3	iCoreConnect Inc. 2016 Incentive Bonus Compensation Plan, (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

5.1	Legal Opinion of Snyderburn, Rishoi & Swann, LLP(1)

(1) Filed herewith

10.1

Asset Purchase Agreement dated as of January 3, 2020 between iCoreConnect Inc. and Computer Plumber, LLC, a North Carolina limited liability company doing business as TrinIT (incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.2	Asset Purchase Agreement dated as of April 23, 2021 between iCoreConnect Inc., and Heyns Unlimited LLC (incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.3	Asset Purchase Agreement dated as of May 31, 2021 between iCoreConnect Inc. and BCS Tech Center, Inc., an Arizona corporation. (2) Filed herewith

10.4

Executive Employment Agreement dated as of July 1, 2018 between iCoreConnect, Inc. and Robert McDermott, (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

10.5	David Fidanza Employment Agreement dated October 1, 2018, (incorporated by reference to the Company’s Form 10-K filed on April 1, 2019)

10.6	Murali Chakravarthi Employment Agreement dated November 1, 2018, (incorporated by reference to the Company’s Form 10-K filed on April 1, 2019)

10.7

Lease Agreement dated October 17, 2017 between iCoreConnect Inc. and Lake Butler Plaza Properties, LLC., (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018)

10.8	Amended Lease Agreement dated October 26, 2020 between iCoreConnect Inc. and Lake Butler Plaza Properties, LC (incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.9	Lease Agreement for iCoreConnect Inc. and 2 One 2 of Concord, LLC dated July 14, 2020 (incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.11	Small Business Administration PPP Loan between iCoreConnect Inc. and Fairwinds Credit Union dated May 6, 2020 (incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.12	Promissory Note between iCoreConnect Inc. and Robert McDermott, dated March 18, 2021(incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.13	Fifth Amendment between iCoreConnect Inc. and United Healthcare Services Inc. dated December 16, 2019 (incorporated by reference to the Company’s 10-Q filed on May 17, 2021)

10.14

Purchase Agreements, Securities Purchase Agreements and Registration Rights Agreement with Selling Stockholders, LLC dated January 22, 2021 (incorporated by reference to Company’s Form 8-K filed on January 26, 2021)

10.15	Warrant Agreements with Amendments (filed herewith).

10.16	Asset Purchase Agreement with Spectrum Technology Solutions, LLC dated September 1, 2021. (filed herewith.)

16.1	Change in certifying accountant. See Exhibit 23.1 Consent of Cherry Bekaert LLP (filed herewith)

17.1	Departure of director Samuel B. Fortenbaugh III on January 1, 2021 (incorporated by reference to the Company’s Form 8-K filed on April 26, 2021)

17.2	Departure of Chief Financial Officer of the Company on July 9, 2021 (incorporated by reference to the Company’s Form 8-K filed on July 15, 2021)

17.3	Appointment of Company Chief Financial Officer Archit Shah on September 7, 2021 (incorporated by reference to the Company’s Form 8-K filed September 10, 2021)

23.1	Consent of Independent Registered Public Accounting Firm Cherry Bekaert LLP (3) Filed herewith

23.2	Consent of Independent Registered Public Accounting Firm BF Borgers CPA PC (4) Filed herewith

23.3	Consent of Snyderburn Rishoi & Swann LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (Included on the signature page of the registration statement)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided , however , that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

4.

That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Garden, Florida, October 14, 2021.

iCORECONNECT, INC.

By:	/s/ Robert McDermott
Name:	Robert McDermott
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert McDermott and Archit Shah our true and lawful attorneys and agents with full power of substitution and resubstituting, with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to this Registration Statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/ Robert McDermott	Chief Executive Officer and Director	October 14, 2021
Robert McDermott	(principal executive officer)

/s/ Archit Shah	Chief Financial Officer	October 14, 2021
Archit Shah	(principal financial and accounting officer)

/s/ Robert A. DeSanti	Director	October 14, 2021
Robert A. DeSanti

/s/ Paul Jackson	Director	October 14, 2021
Paul Jackson

/s/ JD Smith	Director	October 14, 2021
JD Smith

/s/ John Schneller	Director	October 14, 2021
John Schneller

/s/ Jeff Stellinga	Director	October 14, 2021
Jeff Stellinga

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